EXHIBIT 10.14

INTERPOOL LEASE FINANCING TRUST 2002-C,

as Owner Trust

and

JPMORGAN CHASE BANK,

as ILFT Indenture Trustee

AMENDED AND RESTATED

ILFT 2002-C INDENTURE

Dated as of September 30, 2002

and

Amended and Restated

as of September 30, 2002

i

Section 819.	Rights of Lessee	37
ARTICLE IX CONCERNING THE INDENTURE TRUSTEE		37
Section 901.	Duties of ILFT Indenture Trustee	37
Section 902.	Certain Matters Affecting the ILFT Indenture Trustee	38
Section 903.	ILFT Indenture Trustee Not Liable	39
Section 904.	ILFT Indenture Trustee May Own ILFT Notes	40
Section 905.	ILFT Indenture Trustee Fees and Expenses	40
Section 906.	Eligibility Requirements for ILFT Indenture Trustee	41
Section 907.	Resignation and Removal of ILFT Indenture Trustee	42
Section 908.	Successor ILFT Indenture Trustee	43
Section 909.	Merger or Consolidation of ILFT Indenture Trustee	43
Section 910.	Separate ILFT Indenture Trustees, Co-ILFT Indenture Trustees and Custodians	44
Section 911.	Representations and Warranties	45
Section 912.	ILFT Indenture Trustee Offices	46
Section 913.	Notice of Event of Default, Servicer Default and/or Waivers	46
ARTICLE X SUPPLEMENTAL INDENTURES		47
Section 1001.	Supplemental ILFT Indentures Without Consent of Holders	47
Section 1002.	Supplemental ILFT Indentures Not Creating a New Series with Consent of Holders	48
Section 1003.	Execution of Supplemental ILFT Indentures	49
Section 1004.	Effect of Supplemental ILFT Indentures	50
Section 1005.	Reference in ILFT Notes to Supplemental ILFT Indentures	50
ARTICLE XI HOLDERS LISTS		50
Section 1101.	Owner Trustee to Furnish ILFT Indenture Trustee Names and Addresses of Holders	50
Section 1102.	Preservation of Information; Communications to Holders	50
ARTICLE XII THE ILFT POLICY		51
Section 1201.	The ILFT Policy	51
ARTICLE XIII MISCELLANEOUS PROVISIONS		54
Section 1301.	Compliance Certificates and Opinions	54
Section 1302.	Form of Documents Delivered to ILFT Indenture Trustee	54
Section 1303.	Acts of Holders	55
Section 1304.	Inspection and Audit Inspections	56
Section 1305.	Limitation of Rights	56
Section 1306.	Severability	56
Section 1307.	Notices	57
Section 1308.	No Waiver: Cumulative Remedies	57
Section 1309.	Captions	58
Section 1310.	Governing Law	58
Section 1311.	No Petition	58
Section 1312.	Recourse Against Certain Parties	58

Section 1313.	General Interpretive Principles	59
Section 1314.	[ Reserved ]	59
Section 1315.	Service of Process and Jurisdiction	59
Section 1316.	Counterparts	60
Section 1317.	WAIVER OF JURY TRIAL	60
Section 1318.	Waiver of Immunity	60
Section 1319.	Statutory References	61
Section 1320.	No Novation

EXHIBIT A - ILFT Note

APPENDIX A - GLOSSARY OF PRINCIPAL DEFINED TERMS

AMENDED AND RESTATED ILFT 2002-C Indenture, dated as of September 30, 2002 and amended and restated as of September 30, 2002 (as amended, supplemented and otherwise modified from time to time in accordance with the terms hereof and of the other Operative Agreements, the “ILFT Indenture”), between Interpool Lease Financing Trust 2002-C, a Delaware statutory trust, as issuer (and its permitted successors and assigns, the “Owner Trust”) and JPMorgan Chase Bank, a New York banking corporation, as indenture trustee (the “ILFT Indenture Trustee”).

WITNESSETH:

The Owner Trust is authorized and directed by the Owner Participant to execute and deliver this ILFT Indenture.

The Owner Participant and the Trust Company have entered into the Trust Agreement pursuant to which the Owner Trust holds the Trust Estate for the benefit of the Owner Participant and the Owner Trust is authorized and directed to execute and deliver the Operative Agreements to which it is a party.

The Lessee, Owner Participant, ILFT Indenture Trustee, ILFT Series Enhancer, Owner Trust, Lease Enhancer, Noteholder, Trust Company, Guarantor, and Administrative Agent have entered into the Participation Agreement pursuant to which, among other things, on the Closing Date the Owner Trust purchased the SUBI C Certificate and the interests represented thereby from ICF and the Owner Trust leased the SUBI C Certificate and the interests represented thereby to the Lessee pursuant to the terms and conditions of the Lease.

The Owner Trust desires by this ILFT Indenture to amend and restate the ILFT 2002-C Indenture dated as of September 30, 2002 (the “Original ILFT Indenture”) between the parties hereto which provided for the issuance of the ILFT Notes to ICI and the pledge the ILFT Collateral described herein for the security of the ILFT Notes and under the ILFT Series Enhancement.

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

GRANTING CLAUSE

The Owner Trust does hereby grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a lien upon and a security interest in and right of set off against, deposit, set over and confirm, all for the benefit of creating a security interest therein and not a transfer of title (collectively “Grant”), to the ILFT Indenture Trustee, for the benefit and security of the Noteholders and the ILFT Series Enhancer a security interest in all of Owner Trust’s right, title and interest in and to (a) the SUBI C Certificate, the Titling Trust Agreement, the SUBI C Supplement, including all of the Owner Trust’s beneficial interest in, to and under and with respect to the Equipment, any Replacement Unit and all substitutions therefore and accessions thereto, all Related Contracts and other SUBI C Assets in which the Owner Trust shall from time to time acquire an interest, any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment and the other SUBI C Assets and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Equipment and the other SUBI C Assets, and other amounts paid or to be paid with respect to the Equipment and the other SUBI C Assets; (b) subject to Lessee’s rights thereunder, the Lease, all amounts of Basic Rent, Supplemental Rent, insurance and requisition proceeds with respect to the Equipment or any part thereof, including but not limited to the insurance required under Section 12 of the Lease, and other payments of any kind due and to become due thereunder and all rights and remedies of the Owner Trust thereunder and other amounts paid or to be paid with respect to the Equipment and other SUBI C Assets allocated to the SUBI C Certificate; (c) the ICF Indenture, the ICF Collateral pledged thereunder and all other assets pledged as collateral for the performance by the Lessee of its obligations under each Lease, (d) the Participation Agreement, any Transfer Agreement, the Servicing Agreement, the Assignment and Assumption Agreement, and the Lease Enhancement, (e) all rents, issues, profits, revenues and other income of the property subjected to or required to be subjected to the Lien of this ILFT Indenture, (f) all monies and securities now or hereafter paid or deposited or required to be paid or deposited with the ILFT Indenture Trustee pursuant to any term of this ILFT Indenture, the Lease or the Participation Agreement or required to be held by the ILFT Indenture Trustee hereunder or thereunder, including all moneys from time to time on deposit in each Securities Account established in accordance with the terms of this ILFT Indenture, including, without limitation, all investments and income from the investment of such moneys, (g) guaranties, indemnities and other rights, if any, securing or supporting the value of any item of Equipment or other SUBI C Assets, (h) all moneys from time to time on deposit in the Lockbox Account or any ICF Securities Accounts (to the extent of the Owner Trust’s interest (but excluding moneys constituting Excepted Property) and to the extent related to proceeds of collateral described in this Granting Clause); (i) all of the Owner Trust’s interest in, to and under any SUBI C Assets to the extent that any item thereof is owned by the Owner Trust directly, (j) all other accounts, chattel paper, general intangibles, instruments and inventory, each such term as defined in the UCC, of the Owner Trust to the extent such items relate to the collateral granted under this granting clause and (k) all income, rents, profits payments and proceeds (including insurance proceeds) of any of the foregoing (all of the foregoing collectively, but excluding in each instance Excepted Rights and Excepted Property, being the “ILFT Collateral”).

Such Grant is made in trust to secure (i) the payment of all amounts due on the ILFT Notes in accordance with their terms, (ii) the payment of all other sums payable to the Noteholders under the ILFT Notes, this ILFT Indenture and the other Operative Agreements, (iii) performance by each of the Owner Trust and the Owner Participant of its obligations to the Noteholders and the ILFT Series Enhancer under this ILFT Indenture and the other Operative Agreements and (iv) the payment of all amounts from time to time owing under the Lease and the other Operative Agreements by the Servicer and the Lessee to the Noteholders and the ILFT Series Enhancer (the obligations set forth in clauses (i), (ii), (iii) and (iv) collectively the “Secured Obligations”).

Notwithstanding any other provisions of this ILFT Indenture, including the foregoing provisions of this Granting Clause, the following rights (“Excepted Rights”) shall be reserved to the Owner Trust or Owner Participant, as the case may be (as separate and independent rights) to the extent described herein:

(a) at all times the Owner Trust and the Owner Participant shall have the right, acting independently or together with the ILFT Indenture Trustee, (i) to receive from the Lessee, the Servicer, Guarantor, ILFT Series Enhancer and the Lease Enhancer all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any of the Lessee, Guarantor the Servicer, ILFT Series Enhancer and the Lease Enhancer is permitted or required to give or furnish to the Owner Trust or the Lessor pursuant to any Operative Agreement, (ii) to exercise inspection rights pursuant to Section 13.1 of the Lease and Section 6.10 of the Participation Agreement, (iii) to retain all rights with respect to insurance maintained for its own account in accordance with Section 12.3 of the Lease, (iv) to enforce any warranty, (v) in the case of the Owner Trust or Owner Participant, to exercise, to the extent permitted by, and necessary to enable it to exercise its rights under Section 802(c) hereof, the rights of Lessor under Section 17 of the Lease and (vi) in the case of the Owner Trust, make a claim for an Insured Payment under the Lease Policy;

(b) so long as no Event of Default shall have occurred and be continuing, the Owner Trust shall have the right (1) to the exclusion of the ILFT Indenture Trustee (i) to exercise the rights, elections and options of the Lessor to make any decision or determination and to give any notice, consent, waiver or approval with respect to any adjustments of Basic Rent, Early Purchase Price and Stipulated Loss Value under Section 3.4 of the Lease, (ii) to exercise the rights, elections and options of the Lessor with respect to the termination of the Lease Term with respect to any Units and solicitations of bids and appraisals all pursuant to Section 10 of the Lease, or with respect to renewals or purchase options and terminations to take effect upon or after the payment in full of the Secured Obligations, (iii) to exercise all rights of Lessor with respect to the return of the Equipment under Section 6 of the Lease and (iv) to exercise all rights of the Owner Trust under Section 10.2 of the Participation Agreement and (2) together with the ILFT Indenture Trustee to approve as satisfactory any other accountants, inspectors, engineers or counsel to render services for or issue opinions to the Owner Trust pursuant to express provisions of the Operative Agreements;

(c) The Owner Trust shall have the non-exclusive right, as Lessor, to seek specific performance of the covenants of the Lessee under each Lease relating to the protection, insurance, maintenance, possession and use of the Equipment (including Sections 8, 9 and 12 of the Lease), and to maintain separate insurance with respect to the Equipment pursuant to Section 12.3 of the Lease (provided that no such insurance impairs or reduces coverage under any insurance required to be maintained by the Lessee under Section 12 of the Lease);

(d) at all times each of the Owner Trust and the Owner Participant shall have the right, to the exclusion of the ILFT Indenture Trustee, (i) to demand, collect, sue for or receive the payment of Excepted Property due and payable to it (provided that collection of any such amounts from the Lessee shall be subject to the priority of payments set forth in the ICF Indenture), (ii) to exercise any election or option or make any decision or determination or to give or receive any notice, consent, waiver or approval or effect any amendment or modification in respect of any Excepted Right or Excepted Property, (iii) to approve appraisers, lawyers and other professionals and receive notices, certificates, reports, filings, opinions and other documents, in each case with respect to matters relating to the Owner Participant’s tax position,

(iv) to seek specific performance and/or such other applicable equitable remedies or monetary damages with respect to Lessee’s covenants in Section 7 of the Participation Agreement, (v) to exercise any rights under the Operative Agreements to amend or take any action relating to any Excepted Right or Excepted Property, or (vi) to exercise all rights in connection with any transfer of the interest of the Owner Participant under Section 6.1 of the Participation Agreement; and

(e) at all times prior to the foreclosure of the Lien of this ILFT Indenture, the consent of the Owner Trust (at the direction of the Owner Participant) (I) acting together with the ILFT Indenture Trustee, shall be required in order (i) to amend, modify or supplement the Lease, the ICF Indenture any Other Transaction Document or any other Operative Agreement or to waive compliance by the Lessee or Guarantor with any of its obligations thereunder and (ii) subject to clauses (b) and (d) hereof, to grant any consent or approval requested under the Lease or any other Operative Agreement, and (II) independently of the ILFT Indenture Trustee (and without limiting clause (I) of this paragraph), shall be required to waive, give notice of or declare a default under the Lease with respect to any Excepted Right described in clauses (a) through (e)(I) or any Excepted Property;

Notwithstanding the foregoing, and subject to the provisions of Sections 802(c) and 804(b), the ILFT Indenture Trustee shall at all times have the right, to the exclusion of the Owner Trust and the Owner Participant to exercise the remedies set forth in Section 15 of the Lease (other than in connection with Excepted Property) and Article VIII hereof.

The ILFT Indenture Trustee acknowledges the Grant made hereby, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of the Noteholders and their assigns may be adequately and effectively protected as hereinafter provided. Notwithstanding the foregoing, the ILFT Indenture Trustee does not assume, and shall have no liability to perform, any of the Owner Trust’s or Lessee’s obligations under any agreement included in the ILFT Collateral and shall have no liability arising from the failure of the Owner Trust or any other Person to duly perform any such obligations.

ARTICLE I

DEFINITIONS

Section 101. Defined Terms.

Capitalized terms used in this ILFT Indenture shall have the meanings assigned to such terms in Appendix A to the Amended and Restated Participation Agreement (Interpool Lease Financing Trust 2002-C) dated as of September 30, 2002 and amended and restated as of the date hereof (as amended, modified and supplemented from time to time, the “Participation Agreement”) among Owner Participant, Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and as Owner Trustee, Owner Trust, Interpool, Inc., Interpool Chassis Funding, LLC, as Lessee, the ILFT Indenture Trustee and Intermodal Chassis Issuance, LLC, as Noteholder, Wachovia Securities, Inc., as Administrative Agent, and MBIA

Insurance Company, as Lease Enhancer and ILFT Series Enhancer, unless otherwise defined herein or unless the context otherwise requires, for all purposes hereof and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 102. [ Reserved ].

Section 103. Computation of Time Periods.

Unless otherwise stated in this ILFT Indenture, including, for the avoidance of doubt, any supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

THE ILFT NOTES

Section 201. Form of ILFT Notes.

The ILFT Notes, together with the ILFT Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this ILFT Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such ILFT Note, as evidenced by their execution of the ILFT Notes. Any portion of the text of any ILFT Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the ILFT Note.

All ILFT Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such ILFT Notes, as evidenced by their execution of such ILFT Notes.

The terms of the ILFT Notes set forth in Exhibit A are part of the terms of this ILFT Indenture.

Section 202. Payments of Principal and Interest.

All payments of principal and interest on the ILFT Notes shall be paid to the Noteholders reflected in the ILFT Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 12:00 noon (New York City time) on the related Payment Date to the account that such Noteholder has designated to the ILFT Indenture Trustee in writing on or prior to the second Business Day preceding the Payment Date. Any payments received by the Noteholders after 12:00 noon (New York City time) on any day shall be considered to have been received on the next succeeding Business Day by such Noteholder.

Section 203. Execution; Limited Recourse Obligation.

The ILFT Notes shall be executed on behalf of the Owner Trust by an Authorized Officer of the Owner Trust. The ILFT Notes shall be dated the date of their authentication by the ILFT Indenture Trustee.

In case any Authorized Officer of the Owner Trust whose signature shall appear on the ILFT Notes shall cease to be an Authorized Officer of the Owner Trust before the authentication by the ILFT Indenture Trustee and delivery of such ILFT Notes, such signature shall nevertheless be valid and sufficient for all purposes.

At the written direction of the Owner Trust, the ILFT Indenture Trustee shall authenticate and deliver each ILFT Note. It shall not be necessary that the same authorized signatory of the ILFT Indenture Trustee execute the certificate of authentication on each of the ILFT Notes. The aggregate principal amount of the ILFT Notes Outstanding at any time may not exceed $56,515,000. The ILFT Notes shall be issuable as registered ILFT Notes in minimum denominations of $1,000,000 and integral multiples of $1,000,000 in excess thereof (except that one ILFT Note may be issued in a denomination less than $1,000,000).

The ILFT Notes and all other Secured Obligations shall be equally and ratably secured by the Grant hereunder. The ILFT Notes shall not constitute obligations of the ILFT Indenture Trustee, any Affiliate of the Owner Trust, Owner Participant, any Affiliate of the Owner Participant, Lessee, any Affiliate of the Lessee (provided that nothing in this paragraph shall impair any rights of indemnification provided in favor of the Noteholders, the ILFT Indenture Trustee or ILFT Series Enhancer under a Transfer Agreement, the Servicing Agreement or any other Operative Agreement) or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement under this ILFT Indenture or of any ILFT Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Owner Trust, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this ILFT Indenture and the obligations issued hereunder are solely obligations of the Owner Trust, and that no such personal liability whatsoever shall attach to, or is or shall be incurred by, any other Person under or by reason of this ILFT Indenture or any ILFT Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this ILFT Indenture and the issuance of such ILFT Notes. Except as otherwise provided in the Operative Agreements, no Person other than the Owner Trust shall be liable for any obligation of the Owner Trust under this ILFT Indenture or any ILFT Note; provided that nothing contained in this sentence shall be construed as a waiver by any Person of any indemnifications contained herein or in the other Operative Agreements.

In addition to the foregoing and except as otherwise expressly provided in the next succeeding sentence, all payments to be made by the Owner Trust under this ILFT Indenture shall be made only from the income and the proceeds from the ILFT Collateral and only to the extent that the Owner Trust shall have sufficient income and proceeds from the ILFT Collateral to enable the Owner Trust to make payments in accordance with the terms hereof. Each Noteholder and ILFT Note Owner, by its acquisition of an ILFT Note or any interest therein, and ILFT Indenture Trustee, each agrees that it will look solely to the income and proceeds from the ILFT Collateral, together with amounts paid pursuant to Sections 802(c) and 802(d) to the extent available for distribution to it as above provided and that none of the Owner Participant, the Trust Company or ILFT Indenture Trustee is personally liable to it for any amounts payable or any liability under this ILFT Indenture or such ILFT Note or for any amounts payable or liability under any ILFT Note or this ILFT Indenture, except as expressly provided herein or in the Participation Agreement.

Section 204. Certificate of Authentication.

No ILFT Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the ILFT Indenture Trustee, substantially in the form set forth in the form of ILFT Note(s) attached hereto, executed by the ILFT Indenture Trustee and such certificate on any ILFT Note issued by the Owner Trust shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

Section 205. Registration: Registration of Transfer and Exchange of ILFT Notes.

(a) The Owner Trust shall cause to be kept a register (the “ILFT Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Owner Trust shall provide for the registration of the ILFT Notes and the registration of transfers of the ILFT Notes. The Owner Trust hereby appoints the ILFT Indenture Trustee as its registrar and transfer agent to keep such register and make such registrations and transfers as hereinafter set forth in this Section 205. The names and addresses of the Holders of all ILFT Notes and all transfers of, and the names and addresses of the transferees of, all ILFT Notes will be registered in such ILFT Note Register. The Person in whose name any ILFT Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this ILFT Indenture and none of the ILFT Indenture Trustee, the ILFT Control Party, Lessee or the Owner Trust shall be affected by any notice or knowledge to the contrary. If a Person other than the ILFT Indenture Trustee is appointed by the Owner Trust to maintain the ILFT Note Register, the Owner Trust will give the ILFT Indenture Trustee prompt written notice of such appointment and of the location, and any change in the location, of the ILFT Note Registrar, the Lessee and the ILFT Indenture Trustee shall have the right to inspect the ILFT Note Register at all reasonable times and to obtain copies thereof, and the Lessee shall have the right to rely upon a certificate executed on behalf of the successor note registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such ILFT Notes.

(b) Payments of principal if any and interest on any ILFT Note shall be payable in accordance with the provisions of Article III hereof on each Payment Date only to the registered Holder (or its designee appointed in writing by such Holder and with such notice of appointment delivered to the ILFT Indenture Trustee thereof no later than the fifth (5th) Business Day immediately preceding such Payment Date) on the Record Date immediately preceding such Payment Date. The principal of and interest on each ILFT Note shall be payable at the Corporate Trust Office of the Paying Agent in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. All interest payable on the ILFT Notes shall be computed on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each. Notwithstanding the foregoing or any provision in any ILFT Note to the contrary, if so requested by the registered Holder of any ILFT Note by written notice to the ILFT Indenture Trustee, all amounts payable to such registered Holder may be paid either (i) by crediting the amount to be distributed to such registered Holder to an account maintained by such registered Holder with the ILFT Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such registered Holder shall have specified in such notice, in either case without any presentment or surrender of such ILFT Note to the ILFT Indenture Trustee at the Corporate Trust Office of the ILFT Indenture Trustee.

(c) Any ILFT Note is transferable only upon the surrender to the ILFT Indenture Trustee of such ILFT Note together with (i) a written instrument of transfer (duly executed by the existing Holder or its duly authorized attorney) in form reasonably satisfactory to the ILFT Indenture Trustee and (ii) the documents required pursuant to Section 205(f) hereof. Upon satisfaction of the requirements set forth in the preceding sentence, each Holder of an ILFT Note shall have the right, upon surrender of such ILFT Note to the ILFT Indenture Trustee at its Corporate Trust Office, to require a new ILFT Note or ILFT Notes to be issued to it or to a Prospective Owner, in any authorized denominations of alike aggregate original principal amount, in substitution of the ILFT Note being surrendered. All ILFT Notes issued upon any registration of transfer or exchange of the ILFT Notes shall be the legal, valid and binding obligations of the Owner Trust, evidencing the same debt, and entitled to the same benefits under this ILFT Indenture, as the ILFT Notes surrendered upon such registration of transfer or exchange.

(d) Any service charge, fees or expenses made or incurred by the ILFT Indenture Trustee for any such registration, discharge from registration, transfer or exchange referred to in this Section 205 shall be paid by the Noteholder. The ILFT Indenture Trustee or the Owner Trust may require payment by the Noteholder of a sum sufficient to cover any tax, expense or other governmental charge payable in connection therewith.

(e) Each prospective transferee acquiring the ILFT Notes, (each a “Prospective Owner”) will be deemed to have represented by such purchase to the Owner Trust, the Lessee and the ILFT Indenture Trustee that it is a “United States person” within the meaning of Section 7701(a)(30) of the Code and that one of the following statements is true and correct: (i) it is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan”

within the meaning of Section 4975(e)(1) of the Code (“Plan”) and it is not directly or indirectly acquiring the ILFT Note on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan or (ii) the proposed acquisition or transfer will not give rise to a transaction described in Section 406(a) of ERISA or Section 4975(e)(1) of the Code for which a statutory or administrative exception is unavailable.

(f) No transfer of any ILFT Note or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable State securities or “Blue Sky” laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any ILFT Note is to be made without registration under the Securities Act then the ILFT Note Registrar shall refuse to register such transfer unless the Owner Trust and the ILFT Indenture Trustee receives (and upon receipt, may conclusively rely upon) a certification by the transferee and an opinion of counsel (satisfactory to the Owner Trust and the Lessee) to the effect that the transfer is in compliance with the Securities Act and with any applicable State securities or “Blue Sky” laws. Neither the Owner Trust nor the ILFT Indenture Trustee is obligated to register or qualify ILFT Notes under the Securities Act or any other securities law. Any Noteholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Owner Trust, the Lessee, the ILFT Indenture Trustee and the ILFT Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Section 206. Mutilated, Destroyed, Lost and Stolen ILFT Notes.

(a) If (i) any mutilated ILFT Note is surrendered to the ILFT Indenture Trustee, or the ILFT Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any ILFT Note, and (ii) there is delivered to the ILFT Indenture Trustee such security or indemnity as it and the Owner Trust (as such and in its individual capacity) may require to hold the Owner Trust (as such and in its individual capacity) and the ILFT Indenture Trustee harmless, then in the absence of notice to the Owner Trust, the ILFT Note Registrar or the ILFT Indenture Trustee that such ILFT Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in the State of New York (or such successor provision in any revision to such Uniform Commercial Code) are met, the Owner Trust, at the written direction of the ILFT Control Party, shall execute and the ILFT Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen ILFT Note, a replacement ILFT Note; provided, however, that if any such destroyed, lost or stolen ILFT Note, but not a mutilated ILFT Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, the Owner Trust may pay such destroyed, lost or stolen ILFT Note when so due or payable instead of issuing a replacement ILFT Note.

(b) If, after the delivery of such replacement ILFT Note, or payment of a destroyed, lost or stolen ILFT Note pursuant to the proviso to the preceding paragraph, a bona fide purchaser of the original ILFT Note in lieu of which such replacement ILFT Note was issued presents for payment such original ILFT Note, the Owner Trust and the ILFT Indenture Trustee shall be entitled to recover such replacement ILFT Note (or such payment) from the

Person to whom it was delivered or any Person taking such replacement ILFT Note from such Person to whom such replacement ILFT Note was delivered (or payment made) or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trust, or the ILFT Indenture Trustee in connection therewith.

(c) The ILFT Indenture Trustee and the Owner Trust may, for each new ILFT Note authenticated and delivered under the provisions of this Section 206, require the advance payment by each such Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the ILFT Indenture Trustee, or the Owner Trust. Any ILFT Note issued under the provisions of this Section 206 in lieu of any ILFT Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this ILFT Indenture with all other ILFT Notes. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen ILFT Notes.

Section 207. Delivery, Retention and Cancellation of ILFT Notes.

Each Noteholder is required, and hereby agrees, to return its ILFT Note to the ILFT Indenture Trustee, within thirty (30) days after the date on which the final payment due on its ILFT Note has been made. Any such ILFT Note as to which the ILFT Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this ILFT Indenture, whether or not such ILFT Note is ever returned to the ILFT Indenture Trustee. ILFT Notes delivered upon final payment to the ILFT Indenture Trustee and any ILFT Notes transferred or exchanged for other ILFT Notes shall be canceled and destroyed by the ILFT Indenture Trustee in accordance with its customary procedures and the ILFT Indenture Trustee shall promptly deliver to the Owner Trust such canceled ILFT Notes upon reasonable prior written request. No ILFT Note shall be authenticated in lieu of or in exchange for any ILFT Note cancelled as provided in this Section 207 except as expressly permitted by this ILFT Indenture. If the Owner Trust shall acquire any of the ILFT Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such ILFT Notes. ILFT Notes which have been canceled by the ILFT Indenture Trustee shall be deemed paid and discharged for all purposes under this ILFT Indenture.

Section 208. Legending of ILFT Notes.

All ILFT Notes shall bear legends in substantially the following form: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, UNLESS SO REGISTERED OR THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER. IN ADDITION, SUCH TRANSACTION MUST COMPLY WITH THE PROVISIONS SET

FORTH IN SECTION 205 OF THE INDENTURE. BECAUSE OF THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN THE PRINCIPAL OF ILFT NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. IN ADDITION, THE PRINCIPAL OF THIS ILFT NOTE IS SUBJECT TO MANDATORY PREPAYMENT UPON THE OCCURRENCE OF CERTAIN EVENTS AS SET FORTH HEREIN AND IN THE ILFT INDENTURE PURSUANT TO WHICH THIS ILFT NOTE WAS ISSUED. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY OF THE INDENTURE TRUSTEE.

ARTICLE III

ACCOUNTS; DISTRIBUTIONS; INVESTMENT;

REPORTS TO NOTEHOLDERS; INTEREST; TAXES; RELEASE

Section 301. ILFT Collection Account.

On or before the Closing Date, the Owner Trust shall establish and maintain or cause to be established and maintained with the ILFT Indenture Trustee the ILFT Collection Account into which all amounts distributable to the Owner Trust under the Lease and under the ICF Indenture shall be deposited. Other than set forth in the proviso to the next sentence, ILFT shall cause all Rent and other cash collections and proceeds received by it or on its behalf to be deposited into the ILFT Collection Account. The ILFT Collection Account shall be an Eligible Account and shall be established in the name of the ILFT Indenture Trustee at its Corporate Trust Office for the benefit of the Owner Trust and the Noteholders, and in such capacity the ILFT Indenture Trustee shall constitute a securities intermediary; provided, however, any Excepted Property received by the Owner Trust, Trust Company or the Owner Participant, shall not be deposited in the ILFT Collection Account but shall be paid directly to the Person entitled to such indemnification or other payment and moneys allocated under Section 302 of the ICF Indenture for all accrued and unpaid fees and expenses owed to the ILFT Indenture Trustee shall be paid to the ILFT Indenture Trustee. Only the ILFT Indenture Trustee, and none of the Owner Trust, Trust Company or the Owner Participant, shall be permitted to make withdrawals from the ILFT Collection Account in accordance with the terms of this ILFT Indenture. The ILFT Indenture Trustee shall apply all such money received by it as provided in this ILFT Indenture Trust. The Owner Trust shall not establish any additional collection accounts without the prior written consent of the ILFT Global Requisite Majority.

Section 302. Distributions from ILFT Collection Account.

Distributions of principal and interest on the ILFT Notes shall be made to the Noteholders as set forth in this Article III.

Section 303. Basic Rent Distribution.

Except as otherwise provided in Section 304 or 307, each installment of Basic Rent as well as any installment of interest on overdue installments of such Basic Rent and any other moneys paid over by the Lessee or the Owner Trust to the ILFT Indenture Trustee or the ILFT Collection Account and all amounts distributed to the ILFT Indenture Trustee or the ILFT Collection Account as Basic Rent under Section 302 of the ICF Indenture for payment of Basic Rent, shall be distributed by the ILFT Indenture Trustee as promptly as possible (it being understood that any payments of Basic Rent received by the ILFT Indenture Trustee or paid to the ILFT Collection Account on a timely basis and in accordance with the provisions of Section 3.5 of the Lease shall be distributed on the date received in the funds so received in the following order of priority; first, so much of such installment as shall be required for the purpose shall be distributed and paid to the Holders of ILFT Notes Outstanding to pay in full the aggregate amount of the payment or payments of principal and interest (as well as any interest on overdue principal or interest) then due on such ILFT Notes, such distribution to be made ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due with respect to each such ILFT Note bears to the aggregate amount of payments then due under all ILFT Notes and second, the balance, if any, of such installment remaining thereafter shall be distributed to the Owner Trust for distribution in accordance with the terms of the Trust Agreement; provided, however, that if an Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in clause “second” above but shall be held by the ILFT Indenture Trustee as part of the ILFT Collateral until whichever of the following shall first occur: (i) all Events of Default shall have been cured, in which event such balance shall be distributed as provided in clause “second” above, (ii) Section 304 or 305 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of said Section 304 or 305, or (iii) such Event of Default shall have continued for a period of one-hundred and eighty five (185) days without acceleration of the ILFT Notes (unless an Event of Default which is not a Lease Event of Default or attributable to a Lease Event of Default shall have occurred and be continuing) in which event such balance shall be distributed as provided in clause “second” above.

Section 304. Payments in the Event of Prepayment.

(a) Except as otherwise provided in Section 305 or 307, in the event of any prepayment of an ILFT Note or ILFT Notes in whole or in part, in accordance with the provisions of Section 702, any amount received shall in each case be distributed and paid in the following order of priority: first, so much of such amount as shall be required for the purpose of prepayment shall be distributed and paid to the holders of such ILFT Note or ILFT Notes to pay the aggregate amount of the payment of principal and interest to be prepaid on such ILFT Note or ILFT Notes pursuant to Section 702, such prepayment to be made ratably to such ILFT Note or ILFT Notes to which such prepayment relates, without priority of one over any other, in the proportion that the amount to be prepaid on such ILFT Note bears to the aggregate amount to be paid on all such ILFT Notes; and second, the balance, if any, of such amount remaining thereafter shall be distributed to the Owner Trust for distribution in accordance with the terms of the Trust Agreement.

(b) Except as otherwise provided in Section 305 or 307 hereof, any amounts received directly or through the Lessee pursuant to Section 11 of the Lease with respect to any Unit of Equipment as the result of an Event of Loss, to the extent that such amounts are not required to be paid to the Lessee pursuant to said Section 11, and any amounts of insurance proceeds for damage to the Equipment received directly or through the Lessee from any insurer pursuant to Section 12 of the Lease with respect thereto as the result of an Event of Loss, to the extent such amounts are not required to be paid to the Lessee pursuant to said Section 12, shall be applied to the ILFT Notes issued with respect to such Equipment as provided in clause (a) of this Section 304.

Section 305. Payments after Event of Default.

Except as provided in Section 307, all payments received and amounts realized by the ILFT Indenture Trustee or paid to the ILFT Collection Account after an Event of Default shall have occurred and be continuing and after the ILFT Indenture Trustee has declared the ILFT Notes to be accelerated pursuant to Section 802, as the case may be, or has elected to foreclose or otherwise exercise any remedies under this ILFT Indenture (including any amounts realized by the ILFT Indenture Trustee from the exercise of any remedies pursuant to Section 15 of the Lease, or Section 802, as well as all payments or amounts then held or thereafter received by the ILFT Indenture Trustee as part of the ILFT Collateral while such Event of Default shall be continuing), shall be distributed forthwith by the ILFT Indenture Trustee in the following order of priority:

First, so much of such payments or amounts remaining as shall be required to pay the principal of and accrued interest (to the date of distribution) on all Outstanding ILFT Notes then due and payable, whether by declaration of acceleration pursuant to Section 802 or otherwise, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, ratably to each Holder, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all ILFT Notes held by such Holder, plus the accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all ILFT Notes, plus the accrued but unpaid interest thereon to the date of distribution;

Second, so much of such payments or amounts as shall be required to pay such Holders of the ILFT Notes any other amounts payable to them pursuant to the provisions of the Participation Agreement, shall be distributed to such holders of the ILFT Notes, without priority of one over the other, in accordance with the amount of the payment or payments made by, or payable to, each such Holder;

Third, so much of such payments or amounts as shall be required to reimburse the Owner Trust for any amounts payable to it under Sections 15.1(e) or (f) of the Lease up to the amount of the Equity Portion of the applicable Stipulated Loss Value, shall be distributed to the Owner Trust for distribution in accordance with the terms of the Trust Agreement; and

Fourth, so much of such payments or amounts as shall be required to reimburse the ILFT Series Enhancer for any amounts due and payable to it (including interest thereon) under the Operative Agreements.

Fifth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement.

Section 306. Payments by ILFT Series Enhancer; Other Payments.

(a) In the event that any payment of principal and interest on the ILFT Notes is paid through the ILFT Series Enhancement, the ILFT Series Enhancer shall, to the extent of its payments and as more fully provided in Section 1201 hereof, be subrogated to the rights of the Noteholders to receive such payment under any of the preceding sections of this Article III (including any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the ILFT Indenture Trustee as aforesaid (but in each case only if all amounts of principal and interest at the time due and payable on the ILFT Notes shall have been paid in full).

(b) Except as otherwise provided in this Indenture, (i) any payments received by the ILFT Indenture Trustee or paid into the ILFT Collection Account for which no provision as to the application thereof is made in the Lease or another Operative Agreement, and (ii) all payments received and amounts realized by the ILFT Indenture Trustee or paid in to the ILFT Collection Account under the Lease or otherwise with respect to the SUBI C or the SUBI C Supplement to the extent received or realized at any time after payment in full of the principal of and interest on all ILFT Notes, as well as any other amounts remaining as part of the ILFT Collateral after payment in full of the principal of and interest shall be distributed forthwith by the ILFT Indenture Trustee in the order of priority set forth in Section 305, except that in the case of any payment described in clause (ii) of this Section 306, such payment shall be distributed omitting clause “first” of such Section 305 on all ILFT Notes issued hereunder.

(c) Any payments received by the ILFT Indenture Trustee for which provision as to the application thereof is made in the Lease or another Operative Agreement but not elsewhere in this ILFT Indenture shall be applied to the purposes for which such payments were made in accordance with the provisions of such Lease or such other Operative Agreement, as the case may be.

Section 307. Distribution of Excepted Property.

All amounts constituting Excepted Property received by the ILFT Indenture Trustee or paid into the ILFT Collection Account shall be paid promptly by the ILFT Indenture Trustee to the Person or Persons entitled thereto.

Section 308. Investment of Monies Held in each Securities Account.

Pursuant to Section 24 of the Lease, Servicing Officer shall direct the investment of any cash deposited in any Securities Account in such Eligible Investments as a Servicing Officer shall direct in writing the ILFT Indenture Trustee. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature not later than the Business Day immediately preceding the next succeeding Payment Date. If the ILFT Indenture Trustee has not received written instructions from the Servicing Officer as to the investment of funds then on deposit in any of the aforementioned accounts by 2:30 p.m. (New York City time) on the day such funds are to be reinvested, the Securities Intermediary is hereby directed to invest such funds in item (vii) of the definition of Eligible Investments. Any funds in any such Securities Account not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be made in the name of the ILFT Indenture Trustee for the benefit of the Noteholders; provided that upon release of such Eligible Investments in accordance with Section 701 of this ILFT Indenture, the ILFT Indenture Trustee shall deliver such Eligible Investments to the Owner Trust or its designee or to such other Person or Persons to which such amounts are payable as specified in this ILFT Indenture or any other Operative Agreement, as applicable. Any earnings on Eligible Investments in any Securities Account shall be retained in each such account and be distributed in accordance with the terms of this ILFT Indenture. The ILFT Indenture Trustee shall not be liable or responsible for losses on any investments pursuant to and in compliance with such written instructions of the Servicing Officer and pursuant to this Section 308; provided, that the Lessee shall be liable, for any losses on any investments made pursuant to this Section 308 in accordance with Section 3.3 of the Lease.

Section 309. Reports to Noteholders.

(a) The ILFT Indenture Trustee shall promptly furnish (at the expense of ICF under the priority of payments set forth in Section 302 of the ICF Indenture) to each Noteholder and each ILFT Series Enhancer a copy of all reports, financial statements and notices received or prepared by the ILFT Indenture Trustee pursuant to the terms of this ILFT Indenture, the Servicing Agreement or any other Operative Agreement.

(b) By May 31 of each calendar year following any calendar year during which any ILFT Notes were Outstanding, commencing May 31, 2003, the ILFT Indenture Trustee will, to the extent such information is received from either the Servicer or the Securities Intermediary, furnish to each Noteholder of record at any time during such preceding calendar year, a statement setting forth the aggregate amount of principal and interest paid to such Noteholder during the preceding calendar year.

Section 310. Records.

The ILFT Indenture Trustee shall cause to be kept and maintained reasonably adequate records pertaining to each Securities Account and all receipts and disbursements therefrom. The ILFT Indenture Trustee shall deliver upon request an accounting thereof in the form of a trust statement to the Owner Trust, the Lessee, each ILFT Series Enhancer and the Noteholders.

Section 311. Securities Account.

(a) Each account established pursuant to this ILFT Indenture shall constitute a Securities Account and shall be an Eligible Account that is also a “securities account” under the UCC, and the Owner Trust hereby grants to the ILFT Indenture Trustee (in such capacity the ILFT Indenture Trustee shall constitute a securities intermediary) for the benefit of the Noteholders and the ILFT Series Enhancer, a security interest in and to each Securities Account established pursuant to this ILFT Indenture, including all Financial Assets credited to such Securities Accounts from time to time.

(b) The rights and powers granted herein to the ILFT Indenture Trustee that have been granted in order to perfect its security interest in each Securities Account created pursuant to this ILFT Indenture and the Security Entitlements to the Financial Assets credited thereto are powers coupled with an interest and will neither be affected by the bankruptcy of the Owner Trust or the Lessee nor by the lapse of time. The obligations of the ILFT Indenture Trustee, as a securities intermediary under this ILFT Indenture or under any securities account control agreement, shall continue in effect until the security interest of the ILFT Indenture Trustee in each Securities Account created pursuant to this ILFT Indenture and all Security Entitlements related thereto has been terminated pursuant to the terms of this ILFT Indenture and the ILFT Indenture Trustee has notified the Securities Intermediary of such termination in writing, which the ILFT Indenture Trustee shall do so promptly.

(c) There are no other agreements entered into between the ILFT Indenture Trustee, as a securities intermediary, and the Owner Trust (or any other Person) with respect to any Securities Account established pursuant to the terms of this ILFT Indenture. In the event of any conflict between this ILFT Indenture (or any provision of this ILFT Indenture) and any other agreement now existing or hereafter entered into, the terms of this ILFT Indenture shall prevail.

(d) Notwithstanding anything else contained herein, the parties hereto agree that each Securities Account will be established only with the ILFT Indenture Trustee or another institution (which the Owner Trust and the Lessee will notify the ILFT Indenture Trustee and the ILFT Series Enhancer of in writing) which satisfies the criteria described in clause (b) or (c) of the definition of Eligible Account, and which agrees substantially as follows: (i) it will comply with Entitlement Orders related to such account issued by the ILFT Indenture Trustee, without further consent by the Owner Trust or the Lessee or any other Person; (ii) until termination of this ILFT Indenture, neither the Owner Trust nor the Lessee will enter into any other agreement related to such account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the ILFT Indenture Trustee; (iii) all assets delivered or credited to the Owner Trust in connection with such account and all investments thereof will be promptly credited to such account and shall be treated as Financial Assets; (iv) it shall treat the ILFT Indenture Trustee as entitled to exercise the rights that comprise each Financial Asset credited to such Securities Account; (v) such Securities Accounts and the property credited thereto shall not be subject to any Lien, security interest or right of set-off in favor of such Person or anyone claiming through it (other than the ILFT Indenture Trustee), and (vi) such agreement shall be governed by the laws of the State of New York (without reference to its conflict of laws principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(e) The Owner Trust agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any Financing Statements under the Uniform Commercial Code or this ILFT Indenture) as may be requested in writing by each related ILFT Control Party or the ILFT Indenture Trustee as necessary, to perfect the interests created by this Section and otherwise effectuate the purposes, terms and conditions of this Section.

(f) The ILFT Indenture Trustee (in its capacity as a Securities Intermediary for the ILFT Collection Account and any other Securities Accounts established with it hereunder) hereby confirms that, notwithstanding anything herein contained to the contrary, New York State shall be deemed to be the location and jurisdiction of the ILFT Indenture Trustee (in its capacity as Securities Intermediary for the foregoing accounts) for purposes of Section 8-110 of UCC, and each such account (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York (without reference to its conflict of laws principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 312. Application of Payments.

Notwithstanding any other provision of this ILFT Indenture, each payment made in respect of principal and interest on each ILFT Note shall be applied: first, to pay accrued but unpaid interest on such ILFT Note (as well as any interest on overdue principal, and, to the extent permitted by law, interest) to the date of such payment; and second, to pay the principal of such ILFT Note then due thereunder.

Section 313. [ Reserved ].

Section 314. Compliance with Withholding Requirements.

Notwithstanding any other provision of this ILFT Indenture, the ILFT Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the ILFT Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding.

Section 315. Tax Treatment of ILFT Notes.

The Owner Trust has entered into this ILFT Indenture, and the ILFT Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the ILFT Notes will qualify as indebtedness. The Owner Trust and the ILFT Indenture Trustee, by entering into this ILFT Indenture, and each Noteholder, by its acceptance of its ILFT Note, agree to treat the ILFT Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 316. Release of Lien of ILFT Indenture.

(a) The ILFT Indenture Trustee shall, when required by this ILFT Trust Indenture, execute instruments to release property from the Lien of this ILFT Indenture, or convey the ILFT Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with this ILFT Indenture. No party relying upon an instrument executed by the ILFT Indenture Trustee as provided in this Section shall be bound to ascertain the ILFT Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) The ILFT Indenture Trustee shall, at such time as there are no ILFT Notes Outstanding and all Secured Obligations and sums due to the ILFT Indenture Trustee pursuant to this ILFT Indenture have been paid, release any remaining portion of the ILFT Collateral that secured the ILFT Notes from the Lien of this ILFT Indenture and release to the Owner Trust or any other Person entitled thereto any funds then on deposit in the ILFT Collection Account.

ARTICLE IV

COLLATERAL

Section 401. Possession of SUBI Certificates.

(a) The ILFT Indenture Trustee hereby agrees to hold the SUBI C Certificate any SUBI C Asset subjected to the lien of this ILFT Indenture and other items of ILFT Collateral it receives on behalf of the Noteholders and to maintain exclusive custody of any such collateral from time to time pledged to the ILFT Indenture Trustee, on behalf of the Noteholders to secure the Secured Obligations. In performing its duties hereunder, the ILFT Indenture Trustee agrees to act with reasonable care, using that degree of skill and attention that a custodian would exercise with respect to files relating to all comparable collateral that it services or holds for others.

(b) The ILFT Indenture Trustee shall segregate and maintain continuous custody of all Certificate(s), “chattel paper” (including the Lease), documents and instruments in secure and fire resistant facilities in accordance with customary standards for such custody.

(c) With respect to each Certificate pledged hereunder, the ILFT Indenture Trustee shall (i) act exclusively as the custodian for, and the bailee of, the related noteholders, (ii) hold each Certificate received by it for the exclusive use and benefit of the related Noteholders, and (iii) make dispositions thereof only in accordance with the terms of this ILFT Indenture or with written instructions furnished by the ILFT Global Requisite Majority.

(d) The ILFT Indenture Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, recordability or due authorization of any Certificate or (ii) the collectibility, insurability, effectiveness or suitability of any Certificate.

Section 402. [ Reserved ].

Section 403. Pro Rata Interest.

(a) All Outstanding ILFT Notes shall be equally and ratably entitled to the benefits of this ILFT Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this ILFT Indenture. All ILFT Notes are and are to be equally and ratably secured by this ILFT Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the ILFT Notes so that all ILFT Notes at any time Outstanding shall have the same right, Lien and preference under this ILFT Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

Section 404. ILFT Indenture Trustee’s Appointment as Attorney-in-Fact.

(a) Subject to the terms and conditions set forth in this ILFT Indenture and except with respect to Excepted Rights and Excepted Property, the Owner Trust hereby irrevocably constitutes and appoints the ILFT Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Owner Trust and in the name of the Owner Trust or in its own name, from time to time at the ILFT Indenture Trustee’s discretion, for the purpose of carrying out the terms of this ILFT Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this ILFT Indenture.

(b) The ILFT Indenture Trustee shall not exercise the power of attorney or any rights granted to the ILFT Indenture Trustee pursuant to this Section 404 unless an Event of Default shall have occurred and then be continuing. The Owner Trust hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 404 is a power coupled with an interest and shall be irrevocable until all ILFT Notes and other Secured Obligations are paid and performed in full.

(c) The powers conferred on the ILFT Indenture Trustee hereunder are solely to protect the ILFT Indenture Trustee’s interests in the ILFT Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The ILFT Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Owner Trust for any act or failure to act, except for its own negligence or willful misconduct.

(d) If the Owner Trust fails to perform or comply with any of its agreements contained herein, the ILFT Indenture Trustee, with the consent of, or at the written direction of,

the ILFT Global Requisite Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement. The reasonable expenses, including attorneys’ fees and expenses, of the ILFT Indenture Trustee incurred in connection with such performance or compliance, together with interest thereon at the Overdue Rate, shall be payable by the Owner Trust to the ILFT Indenture Trustee on demand and shall constitute additional outstanding obligations secured hereby.

Section 405. [ Reserved ].

Section 406. Administration of ILFT Collateral.

(a) The ILFT Indenture Trustee hereby acknowledges the appointment, by the Lessee, of Interpool as Servicer to service and administer the SUBI C Assets subject to the Lien of this ILFT Indenture and constituting part of the ILFT Collateral in accordance with the provisions of the Servicing Agreement and agrees to provide the Servicer with such documentation, and to take all such actions, as the Servicer may reasonably request in accordance with the provisions of the Servicing Agreement.

(b) The ILFT Indenture Trustee shall have no obligation to identify or appoint a successor servicer. The ILFT Indenture Trustee hereby acknowledges and consents to the terms of Section 7.02 of the Servicing Agreement, which are hereby incorporated by reference.

ARTICLE V

ILFT GLOBAL REQUISITE MAJORITY

Section 501. Determination of ILFT Global Requisite Majority.

An “ILFT Global Requisite Majority” shall exist with respect to any action proposed to be taken pursuant to the terms of this ILFT Indenture if the ILFT Control Parties representing the holders of more than 50% of the aggregate unpaid principal amount of the ILFT Notes then Outstanding which are affected by such decision or action, excluding for this purpose any ILFT Notes held by the Owner Participant or any Affiliate of the Owner Participant unless all the ILFT Notes are so held.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

For so long as any Secured Obligation of the Owner Trust under this ILFT Indenture that has not been paid and/or performed or any ILFT Note is Outstanding, the Owner Trust as to itself and on behalf of the Owner Trust hereby represents, warrants and covenants that:

Section 601. Payment of Principal and Interest: Payment of Taxes.

(a) The Owner Trust will duly and punctually pay the principal of and interest on the ILFT Notes in accordance with the terms of the ILFT Notes and this ILFT Indenture.

(b) Amounts required to be withheld under the Code or any applicable state law by any Person from a payment to the Holders of principal or interest shall be considered as having been paid by the Owner Trust to such Holders for all purposes of this ILFT Indenture.

Section 602. [ Reserved ].

Section 603. [ Reserved ].

Section 604. Protection of ILFT Collateral.

The Owner Trust will from time to time execute and deliver all amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the ILFT Indenture Trustee, take such other action (including the enforcement of its rights under the Operative Agreements) necessary or advisable to:

(a) grant more effectively the security interest in all or any portion of the ILFT Collateral;

(b) maintain or preserve the Lien of this ILFT Indenture (and the priority thereof) or carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of the security interest in the ILFT Collateral created pursuant to this ILFT Indenture;

(d) enforce any of the rights included in the ILFT Collateral;

(e) preserve and defend its right, title and interest in, to and under the ILFT Collateral and the rights of the ILFT Indenture Trustee in such ILFT Collateral against the claims of all Persons (other than the Noteholders and the ILFT Series Enhancer).

Section 605. Performance of Obligations.

The Owner Trust will not take any action which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the ILFT Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument, except as expressly permitted in this ILFT Indenture or any other Operative Agreement.

Section 606. Negative Covenants.

The Owner Trust shall not without the prior written consent of the ILFT Global Requisite Majority in each instance:

(a) sell, transfer, exchange or otherwise dispose, or cause the sale, transfer, exchange or other disposition, of any of the ILFT Collateral subject to the Lien of this ILFT Indenture, except in connection with a sale permitted by Sections 612 or 817 hereof or as otherwise expressly permitted by this ILFT Indenture or any other Operative Agreement;

(b) claim any credit on, make any deduction from the principal, or interest payable in respect of the ILFT Notes (other than amounts properly withheld from such payments under any Applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the ILFT Collateral;

(c) (i) permit the validity or effectiveness of this ILFT Indenture to be impaired or any of its obligations under the Operative Agreement to be breached, (ii) permit the Lien of this ILFT Indenture with respect to the ILFT Collateral to be subordinated, terminated or discharged, except as permitted in accordance with Article VII hereof, or (iii) permit any Person to be released from any covenants or obligations with respect to the ILFT Collateral (including covenants or obligations under any Operative Agreement included in the ILFT Collateral), except as may be expressly permitted by this ILFT Indenture or any other Operative Agreement;

(d) permit any Lien, other than Permitted Liens with respect to the items set forth in the Grant clause of this ILFT Indenture, to be created on or extend to or otherwise arise upon or burden the ILFT Collateral or any part thereof or any interest therein or the proceeds thereof;

(e) except as expressly permitted or contemplated by this ILFT Indenture or any other Operative Agreement do anything to impair its interest in, to or under and other rights in, to or under any item of ILFT Collateral;

Section 607. [ Reserved ].

Section 608. [ Reserved ].

Section 609. [ Reserved ].

Section 610. [ Reserved ].

Section 611. Consolidation, Merger and Sale of Assets.

(a) The Owner Trust shall not consolidate with or merge with or into any other Person or sell, convey or transfer to any Person all or any part of the ILFT Collateral or all or substantially all of its assets, except for any such sale, conveyance or transfer expressly permitted by this ILFT Indenture or any ILFT Indenture Supplement issued hereunder, whether in a single transaction or a series of transactions.

(b) The obligations of the Owner Trust hereunder shall not be assignable and no Person shall succeed to the obligations of the Owner Trust hereunder except in each case in accordance with the provisions of this ILFT Indenture.

Section 612. Other Agreements.

The Owner Trust shall not amend, modify or waive any provision of any Owner Trust Agreement or give any approval or consent or permission provided for therein without the prior written consent of all Persons which are entitled to so consent under Section 6.5 of the Participation Agreement.

Section 613. [ Reserved ].

Section 614. Payments of ILFT Collateral.

If the Owner Trust shall receive from any Person any payments with respect to the ILFT Collateral or the SUBI C Assets subjected to the Lien of this ILFT Indenture (other than payments constituting Excepted Property), the Owner Trust, shall receive such payment in trust for the ILFT Indenture Trustee, as secured party hereunder, and, subject to the ILFT Indenture Trustee’s security interest, shall immediately deposit such payment in the ILFT Collection Account.

ARTICLE VII

DISCHARGE OF INDENTURE

Section 701. Full Discharge.

(a) Upon payment in full of (i) the principal of and interest on, all ILFT Notes issued under this ILFT Indenture and all other amounts owing to Noteholders or to any Person under this ILFT Indenture, including without limitation, any amounts owed to any ILFT Series Enhancer, (ii) the fees and charges of the ILFT Indenture Trustee (including those of its counsel) and (iii) all other Secured Obligations of the Owner Trust under this ILFT Indenture and the other Operative Agreements (including, without limitation, payment of all amounts, including termination and breakage amounts, payable in connection with such termination) this ILFT Indenture shall be discharged and the security interest of the ILFT Indenture Trustee in the ILFT Collateral shall be terminated.

(b) In connection with the discharge of this ILFT Indenture and the release of the ILFT Collateral, the ILFT Indenture Trustee shall, within two Business Days after request therefor by the Owner Trust or the Owner Participant, remit to the Owner Trust the then remaining items of the

ILFT Collateral and execute and deliver to the Owner Trust Financing Statements and such other reasonably requested documents prepared by the Owner Trust or the Owner Participant, as the case may be, evidencing such discharge and release.

Section 702. Prepayment of ILFT Notes.

(a) Each ILFT Note shall be prepaid in whole or in part by the Owner Trust on the respective Termination Date in the circumstance provided in Section 10.1 and 10.3 of the Lease, in each case with respect to any Unit or Units of Equipment in the event that the Lease as applicable to such Unit or Units of Equipment is terminated pursuant to Section 10 thereof, at a price equal to the sum of (i) as to principal thereof, an amount equal to the Debt Portion of the Stipulated Loss Value payable with respect to any such Unit on the date of such payment under the Lease, and (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such payment (after giving effect to the application of any Basic Rent paid on or prior to the date of such prepayment).

(b) Each ILFT Note shall be prepaid in whole or in part by the Owner Trust on the respective Loss Payment Date in connection with the occurrence of an Event of Loss pursuant to Section 11.1 of the Lease with respect to such Unit or Units of Equipment if such Unit or Units of Equipment are not replaced pursuant to Section 11.2(i) of the Lease, at a price equal to the sum of (i) as to principal thereof, an amount equal to the Debt Portion of the Stipulated Loss Value payable with respect to any such Unit on the date of such payment under the Lease, and (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above to but not including the date of prepayment (after giving effect to the application of any Basic Rent paid on or prior to the date of such prepayment).

(c) Unless Lessee shall be permitted and shall have elected pursuant to the applicable clause of Section 22.1 of the Lease to assume all or part of the rights and obligations of the Owner Trust under this ILFT Indenture in respect of the ILFT Notes, each ILFT Note shall be prepaid in whole or in part by the Owner Trust on the respective Payment Date specified by Lessee to Owner Trust and ILFT Indenture Trustee in accordance with the applicable clause of Section 22.1 of the Lease in the event that Lessee exercises any option under Section 22.1 of the Lease with respect to any Unit or Units of Equipment at a price equal to the sum of (i) as to principal thereof, the Debt Portion of the Stipulated Loss Value payable with respect to any such Unit on the date of such payment under the Lease, and (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such prepayment (after giving effect to the application of any Basic Rent paid on or prior to the date of such prepayment).

(d) On the Refunding Date specified by the Lessee to the ILFT Indenture Trustee in accordance with Section 10.2(f) of the Participation Agreement, all ILFT Notes shall be prepaid in whole but not in part on such Refunding Date, in the event of a refunding or refinancing of such ILFT Notes pursuant to Section 10.2 of Participation Agreement, at a price in addition to any other amounts due to the holders of such ILFT Notes under this ILFT Indenture equal to the unpaid principal amount thereof together with accrued but unpaid interest thereon, plus, all termination and breakage amounts, if any, payable in accordance with such Section.

(e) Unless the Lease requires the Lessee to give notice to the holder of such ILFT Notes, the ILFT Indenture Trustee shall give a notice of prepayment (subject to revocation as provided below) under this Section 702, to the Noteholders and the ILFT Series Enhancer in the manner specified in this ILFT Indenture promptly after the ILFT Indenture Trustee shall have received written notice from the Lessee, the Owner Trust, the Owner Participant or the Servicer of any event giving rise to a mandatory prepayment pursuant to this Section 702. Any such notice of prepayment shall specify (x) that it is a notice of prepayment given pursuant to this Section 702, (y) the date fixed for such prepayment, and (z) the clause of Section 702(c) under which such prepayment is to be made. Any such notice given hereunder may be withdrawn to the same extent as the corresponding notice may be withdrawn under the Lease and/or the Participation Agreement, as the case may be.

Section 703. [ Reserved ].

Section 704. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Owner Trust hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 Noon (New York City time) on the day when due in lawful money of the United States in immediately available funds to the ILFT Collection Account; provided that amounts deposited in such ILFT Collection Account in accordance with the ICF Indenture shall be deemed to be payment by the Owner Trust of such amounts. The Owner Trust shall, to the extent permitted by law, pay to the Noteholders interest on all amounts not paid or deposited when due hereunder at the Overdue Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and as to any payment (provided, any such payment is timely made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled dated to the time of such payment on such next succeeding Business Day.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES

Section 801. Event of Default.

“Event of Default”, wherever used herein with respect to any ILFT Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i) any Lease Event of Default (provided that if such Lease Event of Default is solely attributable to the Owner Trust’s or the Owner Participants’ failure to receive amounts due constituting Excepted Property, no such Lease Event of Default shall constitute an Event of Default hereunder unless the Owner Trust at the sole direction (and in the sole discretion) of the Owner Participant shall indicate in writing that such failure constitutes an Event of Default);

(ii) the failure of the Owner Trust to pay when due any payment of principal and interest on any ILFT Note within two Business Days after the same shall have become due; or the failure by the Owner Trust to pay any other amount due and payable hereunder and such failure shall have continued unremedied for five Business Days after the Owner Trust and the Owner Participant shall have received written notice thereof from the ILFT Indenture Trustee or any Noteholder stating such payment is due unless, in either case, such failure is the result of the Lessee to make the corresponding payment of Rent under the Lease;

(iii) default in the performance, or breach of any covenant contained in any Operative Agreement to which it is a party by the Owner Trust or the Owner Participant (other than a covenant or agreement a breach of which or default in the performance of which breach is elsewhere in this Section 801 specifically dealt with) or if any representation or warranty of the Owner Trust or the Owner Participant contained in any Operative Agreement to which it is a party or in any certificate or other writing delivered by it pursuant hereto or thereto or in connection herewith with respect to or affecting the ILFT Notes shall prove to be inaccurate in any respect as of the time when the same shall have been made, and such default or misrepresentation or breach of warranty would have a material adverse effect on any Noteholder or the ILFT Series Enhancer, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of forty-five (45) days after there shall have been given, by registered or certified mail, to the Owner Trust and the Owner Participant by the ILFT Indenture Trustee or to the Owner Trust and the ILFT Indenture Trustee by the Holders of at least a majority of the Outstanding principal amount of the ILFT Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of an Event of Default hereunder; provided, however, if such default, or circumstance or condition in respect of which such misrepresentation or warranty was incorrect, cannot be cured by payment of money and is capable of correction but cannot with reasonable diligence be corrected within such forty-five day period, such failure shall not constitute an Event of Default so long as the Owner Trust institutes curative action within such forty-five day period and diligently pursues such cure (but in no event shall the total period permitted to cure such default extend beyond a period of ninety (90) days from receipt of such notice; provided, further, however, that if any such default or incorrect representation or warranty or breach is due solely to actions or inaction of the Owner Trustee taken in contravention of, or in the absence of, directions from the Owner Participant, then (x) such default or incorrect representation or warranty shall not be an Event of Default until sixty (60) days have elapsed from the notice described above and (y) if such default, or circumstance or condition in respect of which such misrepresentation or warranty was incorrect, cannot be cured by payment of money and is capable of correction but cannot with reasonable diligence be corrected within such sixty-day period, such failure shall not constitute an Event of Default so long as the Owner Trust institutes curative action within such sixty day period and diligently pursues such cure (but in no event shall the total period permitted to cure such default extend beyond a period of one hundred and eighty (180) days from receipt of such notice);

(iv) the entry of a decree or order for relief by a court having jurisdiction in respect of the Owner Trust in any involuntary case under any applicable Insolvency Law, now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Owner Trust or for any substantial part of any of its property, or ordering the winding up or liquidation of any of its affairs and the continuance of any such decree or order unstayed for a period exceeding sixty (60) days; and

(v) the commencement by the Owner Trust of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by the Owner Trust to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Owner Trust or any substantial part of its property, or the making by the Owner Trust or the Owner Participant of any general assignment for the benefit of creditors, or the failure by the Owner Trust generally to pay its debts as they become due, or the taking of action by the Owner Trust, to authorize any of the foregoing.

Any determination as to whether an “Event of Default” has occurred or is continuing shall be made without giving effect to any payment made by any Lease Enhancer or ILFT Series Enhancer.

Section 802. Acceleration of Expected Maturity; Rescission and Annulment; Right to Cure Certain Lease Events of Default; Option to Purchase ILFT Notes; Restriction on Certain Actions.

(a) Upon the occurrence of any of the conditions or events set forth in clauses (iv) or (v) of Section 801, the entire principal balance of all ILFT Notes then Outstanding, together with all accrued and unpaid interest (including any Default Interest), and all other amounts then due and owing to the Noteholders, shall become immediately due and payable without any further action by Person. If an Event of Default (other than as set forth in clauses (iv) or (v) of Section 801) occurs and is continuing, then and in every such case the ILFT Indenture Trustee, acting at the written direction of the ILFT Global Requisite Majority, may declare the entire principal of and accrued interest on the ILFT Notes then Outstanding to be due and payable immediately, by a notice in writing to the Owner Trust and to the Owner Participant, and upon any such declaration such principal and accrued interest shall become immediately due and payable, and the ILFT Indenture Trustee shall provide written notice of such declaration to the Noteholders, the ILFT Series Enhancer, and each ILFT Control Party.

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the ILFT Indenture Trustee as hereinafter in this Article provided, the ILFT Global Requisite Majority, by written notice to the Owner Trust and the ILFT Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Owner Trust has paid or deposited with the ILFT Indenture Trustee a sum sufficient to pay:

(A) all of the installments of principal and interest, of all the ILFT Notes then Outstanding which were overdue prior to the date of such acceleration;

(B) to the extent that payment of such interest is lawful, interest upon any overdue installments of interest at the Overdue Rate for such ILFT Notes;

(C) all sums paid or advanced by the ILFT Indenture Trustee and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the ILFT Indenture Trustee, and its agents and counsel incurred in connection with the enforcement of this ILFT Indenture;

(D) all other fees and amounts due and payable to the ILFT Indenture Trustee, the ILFT Series Enhancer and the Noteholders (in each case to the extent not previously paid) under the Operative Agreements and payable thereto pursuant to Section 302 hereof; and

(ii) all Events of Default, other than the nonpayment of the principal of or interest and fees on ILFT Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c) (i) If there shall occur a Lease Event of Default in respect of the payment of Basic Rent as described in Section 14(a) of the Lease, then as long as no other Event of Default (other than arising from such failure to pay Basic Rent or which is concurrently being cured pursuant to this Section 802(c)) shall have occurred and be continuing and no MBIA Default shall have occurred and be continuing, the Owner Trust or the Owner Participant may (but need not) pay to the ILFT Indenture Trustee, at any time prior to the expiration of a period of 20 Business Days (a “20-Day Period”) after receiving written notice of such default from the ILFT Indenture Trustee (prior to the expiration of which 20-Day Period the ILFT Indenture Trustee shall not declare any Lease in default pursuant to Section 15 of the Lease or exercise any of the rights, powers or remedies pursuant to such Section 15 or this Article VIII), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Trust or the Owner Participant shall be deemed to cure any Event of Default which arose from such failure of the Lessee (but such cure shall not relieve the Lessee of any of its obligations and shall not cure any other Event of Default) or (ii) if there shall occur a Lease Event of Default in respect of any other payment of Rent (other than Basic Rent) or a Lease Event of Default shall have occurred and be continuing, which Lease Event of Default is curable by the payment of money (it being understood that actions such as the obtaining of insurance or the procuring of maintenance services can be so effected), then as long as no other Event of Default (other than arising from such Lease Event of Default or which is concurrently being cured pursuant to this Section 802(c)) shall have occurred and be continuing the Owner Trust or the Owner Participant may (but need not) pay to the ILFT Indenture Trustee, at any time prior to the expiration of a period of 30 days (a “30-Day Period”) after receiving written notice of such Lease Event of Default from the ILFT Indenture Trustee (prior to the expiration of which 30-Day Period the ILFT Indenture Trustee shall not declare any Lease in default pursuant to Section 15 of the Lease or exercise any of the rights, powers or remedies pursuant to such Section 15 or this Article VIII), an amount equal to the full amount of such payment of Rent, together with any interest due thereon on account of the delayed payment thereof or otherwise make such payment as shall effect such cure, and such payment by the Owner Trust or the Owner Participant shall be deemed to cure any Event of Default which arose from such Lease Event of Default (but such cure shall not relieve the Lessee of any of its obligations); provided, however, the Owner Trust and Owner Participant shall not be entitled to (x) cure more than twelve consecutive or thirty six total defaults in the payment of Basic Rent, or (y) cure other Lease Events of Default (other than the payment of Basic Rent) if the outstanding amount which has been paid by the Owner Trust and the Owner Participant and not reimbursed to such parties by the Lessee pursuant to this clause (y) exceeds in the aggregate $3,000,000; provided further neither Owner Trust nor Owner Participant shall be entitled to cure any Event of Default owing from such failure to pay Basic Rent unless any Lease Enhancer shall have failed to make such payment in accordance with the terms of the Lease Enhancement. Upon any cure by the Owner Trust or the Owner Participant in accordance with the first sentence of this Section 802(c), the Owner Trust or the Owner Participant shall, to the extent of their respective payments, be subrogated to the rights of the ILFT Indenture Trustee, as assignee hereunder of the Owner Trust to receive such payment of Rent (and any interest due thereon on account of the delayed payment thereof) or right of reimbursement, and shall be entitled to receive such payment upon its receipt by the ILFT Indenture Trustee as aforesaid (but in each case only if all amounts of principal and interest at the time due and payable on the ILFT Notes shall have been paid in full); provided that the Owner Participant shall not attempt to recover any such amount paid by it on behalf of the Lessee pursuant to this Section 802(c) except by demanding of the Guarantor (or subject to Section 302 of the ICF Indenture, the Lessee) payment of such amount or by prosecuting an action against the Guarantor (or subject to Section 6.8 of the Participation Agreement, the Lessee) to require the payment of such amount; provided further, that with respect to any amounts advanced by and owing to the Owner Participant, the Owner Participant shall be expressly subordinated to the right of the holders of the ILFT Notes to receive any and all amounts then due and owing on the ILFT Notes prior to any payment from the Lessee to the Owner Participant.

(d) In the event that at any time one or more Lease Events of Default shall have occurred and be continuing, upon at least 30 days’ notice (which notice shall be irrevocable) from the Owner Participant to the ILFT Indenture Trustee designating a date of purchase (the “Purchase Date”) which shall be a Payment Date, each holder of an ILFT Note will be obligated to, upon and subject to receipt by the ILFT Indenture Trustee from the Owner Participant of an amount equal to the aggregate unpaid principal amount of all ILFT Notes, together with accrued interest thereon to the Purchase Date, plus all other sums then due and payable to such holder of an ILFT Note hereunder, forthwith sell, assign, transfer and convey to Owner Participant on the Purchase Date all of the right, title and interest of such holder in and to the ILFT Notes then held by such holder, and the Owner Participant shall assume all of such holder’s obligations under the Participation Agreement; provided that the Owner Participant or its nominee must purchase all and not less than all of the ILFT Notes then outstanding. During such notice period, the ILFT Indenture Trustee shall not exercise any of the rights, remedies or powers pursuant to Section 15 of the Lease or this Article VIII, so long as (if it is the Owner Trust exercising rights under this Section 802) the Owner Participant (or any nominee of the Owner Participant reasonably acceptable to the ILFT Indenture Trustee) has notified the ILFT Indenture Trustee that the notice so provided by the Owner Participant or its nominee pursuant to this Section 802(d) constitutes the binding obligation of the Owner Participant (or its nominee) to purchase the ILFT Notes.

Section 803. ILFT Collection of Indebtedness.

The Owner Trust covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded or cured as provided herein, the Owner Trust will, upon demand of the ILFT Indenture Trustee, pay to the ILFT Indenture Trustee, for the benefit of the Persons set forth in Section 302 hereof, the amounts and in the priorities set forth in Section 302 hereof.

Section 804. Remedies; Restrictions on Certain Actions.

(a) If an Event of Default shall occur and be continuing, the ILFT Indenture Trustee, by such officer or agent as it may appoint, shall promptly notify the applicable Rating Agencies, if any, of such Event of Default and shall, subject to Article IX hereof, if instructed by the ILFT Global Requisite Majority:

(i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the ILFT Notes or under this ILFT Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the ILFT Collateral any monies adjudged due;

(ii) subject to the User Rights and the rights of the Lessee under any Lease, take possession of and sell (including any sale made in accordance with Section 817 hereof), hold or lease the ILFT Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

(iii) institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this ILFT Indenture with respect to the ILFT Collateral;

(iv) exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the ILFT Indenture Trustee or the Noteholders hereunder;

(v) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this ILFT Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(vi) foreclose on the SUBI C Certificate subjected to the Lien of this ILFT Indenture;

(vii) appoint a receiver or trustee over the ILFT Collateral;

(viii) subject to the provisions of the ICF Indenture, terminate the Servicing Agreement; or

(ix) subject to Section 804(b) below, terminate the Lease.

(b) Notwithstanding any provisions of this ILFT Indenture to the contrary, the ILFT Indenture Trustee shall not foreclose the Lien of this ILFT Indenture or otherwise exercise remedies hereunder which would result in the exclusion of the Owner Trust from the

ILFT Collateral or any part thereof as a result of an Event of Default that constitutes or occurs solely by virtue of one or more Lease Events of Default (at a time when no other Event of Default unrelated to any Lease Event of Default shall have occurred and be continuing) unless the ILFT Indenture Trustee as security assignee of the Owner Trust has proceeded or is then currently proceeding, to the extent it is then entitled to do so hereunder and under the Lease and is not then stayed or otherwise prevented from doing so by operation of law or by agreement between the parties, to terminate the Lease and exercise one or more of the dispossessory remedies provided for in Section 15 of the Lease with respect to the Lessee’s rights in the SUBI C Certificate and the Equipment; provided that in the event the ILFT Indenture Trustee shall be so stayed or otherwise prevented from exercising such remedies under any Lease, it shall in any event refrain from so foreclosing or exercising such other remedies hereunder for a period of not less than two years (or such shorter period in the event the ILFT Indenture Trustee is no longer stayed from exercising dispossessory remedies) and following any such foreclosure neither the ILFT Indenture Trustee, the Noteholders or their Affiliates can re-lease or sell the SUBI C Certificate or the Equipment to Lessee or its Affiliates for a period of three years, and further provided that in the event the Lessee as debtor in a proceeding under Chapter 11 of the Bankruptcy Code (or any trustee appointed for the Lessee as debtor in any such bankruptcy case) shall have assumed such Lease with the approval of the bankruptcy court having jurisdiction over such case, under Section 365 of the Bankruptcy Code or any amended or successor version thereof, and no Lease Event of Default other than as specified in Section 14(d) or Section 14(e) of the Lease has occurred and is continuing and no Event of Default unrelated to a Lease Event of Default occurring solely pursuant to Section 14(d) or 14(e) of the Lease shall have occurred and be continuing, the ILFT Indenture Trustee shall refrain from so foreclosing or exercising such other remedies hereunder.

Section 805. ILFT Indenture Trustee May Enforce Claims Without Possession of ILFT Notes.

(a) In all Proceedings brought by the ILFT Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this ILFT Indenture to which the ILFT Indenture Trustee shall be a party), the ILFT Indenture Trustee shall be held to represent all of the Noteholders and the ILFT Series Enhancer and it shall not be necessary to make any Noteholder or ILFT Series Enhancer a party to any such Proceedings.

(b) All rights of action and claims under this ILFT Indenture or the ILFT Notes may be prosecuted and enforced by the ILFT Indenture Trustee without the possession of any of the ILFT Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the ILFT Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the ILFT Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the ILFT Notes and the ILFT Series Enhancer subject to the priority of payments as set forth herein.

Section 806. Allocation of Money Collected.

If the ILFT Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded, cured or annulled, any money collected by the ILFT Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the ILFT Indenture Trustee as security for such ILFT Notes shall be applied, to the extent permitted by law, at the date or dates fixed by the ILFT Indenture Trustee to the Persons, in the amounts and in the priorities set forth in Article III hereof.

Section 807. [ Reserved ].

Section 808. Unconditional Right of Holders to Receive Principal and Interest and to Institute Proceedings.

Notwithstanding any other provision of this ILFT Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of all amounts due and payable in respect of its ILFT Note, including, but not limited to, the principal of and interest and fees on such ILFT Note as such principal and interest becomes due and payable and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

Section 809. Restoration of Rights and Remedies.

If an Event of Default has occurred and is continuing, and the ILFT Indenture Trustee, any ILFT Control Party or any Holder has instituted any Proceeding to enforce any right or remedy under this ILFT Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the ILFT Indenture Trustee, any ILFT Series Enhancer, the ILFT Control Party or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Owner Trust, the ILFT Indenture Trustee, any ILFT Series Enhancer, each ILFT Control Party and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the ILFT Indenture Trustee, any ILFT Series Enhancer, such ILFT Control Party and the Holders shall continue as though no such Proceeding had been instituted.

Section 810. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the ILFT Indenture Trustee, any ILFT Series Enhancer, any ILFT Control Party or to the Holders pursuant to this ILFT Indenture is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 811. Delay or Omission Not Waiver.

No delay or omission of the ILFT Indenture Trustee, any ILFT Series Enhancer, any ILFT Control Party or of any Holder of any ILFT Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ILFT Indenture or by law to the ILFT Indenture Trustee, any ILFT Series Enhancer, any ILFT Control Party or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the ILFT Indenture Trustee, by any ILFT Series Enhancer, by the ILFT Control Parties or by the Holders, as the case may be.

Section 812. Control by ILFT Global Requisite Majority.

Upon the occurrence of an Event of Default, the ILFT Global Requisite Majority shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the ILFT Indenture Trustee or exercising any trust or power conferred on the ILFT Indenture Trustee; provided that (i) such direction shall not be in conflict with any rule of law or with this ILFT Indenture, including, without limitation, Section 804 hereof; (ii) such ILFT Global Requisite Majority has offered to the ILFT Indenture Trustee reasonable indemnity against costs, expenses and liabilities which it might incur in connection therewith as provided in Section 902(iii) hereof; (iii) the ILFT Indenture Trustee may take any other action deemed proper by the ILFT Indenture Trustee which is not inconsistent with such direction, provided, however, that, subject to Section 901 hereof, the ILFT Indenture Trustee need not take any action which it determines might involve it in personal liability; and, (iv) if the conditions to retention of the ILFT Collateral set forth in Section 816 hereof have been satisfied, then any direction to the ILFT Indenture Trustee by the Holders of the ILFT Notes to undertake a sale of the ILFT Collateral shall be of no force and effect.

Section 813. Waiver of Past Defaults.

(a) The ILFT Global Requisite Majority, on behalf of all ILFT Control Parties and the Holders of all the ILFT Notes, may waive any past Event of Default hereunder and its consequences, except any Event of Default that occurs with respect to any of:

(i) the payment of the principal of, or interest on, any ILFT Note or

(ii) a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders pursuant to Section 1002 of this ILFT Indenture.

(b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this ILFT Indenture; provided, however that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 814. Undertaking for Costs.

All parties to this ILFT Indenture agree, and each Holder of any ILFT Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this ILFT Indenture, or in any suit against the ILFT Indenture Trustee for any action taken, suffered or omitted by it as ILFT Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the ILFT Indenture Trustee, to any suit instituted by any ILFT Control Party, any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding principal balance of the ILFT Note, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any ILFT Note on or after the ILFT Maturity Date of such ILFT Note.

Section 815. Waiver of Stay or Extension Laws.

The Owner Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this ILFT Indenture and the Owner Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the ILFT Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 816. Optional Preservation of ILFT Collateral.

If all ILFT Notes have been declared to be due and payable under Section 802 hereof following an Event of Default and such declaration and its consequences have not been rescinded and annulled or otherwise cured in accordance with the terms of this ILFT Indenture, the ILFT Indenture Trustee shall, at the written direction of the ILFT Global Requisite Majority, take possession of the ILFT Collateral and shall, provided that such ILFT Collateral continues to provide sufficient funds for the payment of principal of and interest on ILFT Notes then Outstanding, each ILFT Series Enhancer, hold and maintain the ILFT Collateral for the benefit of the Noteholders, each ILFT Series Enhancer, the ILFT Control Party and apply all distributions received on the ILFT Collateral, subject to the provisions of Section 302 of this ILFT Indenture, to the payment of principal and interest on all of ILFT Notes then Outstanding. The ILFT Indenture Trustee shall promptly notify each ILFT Control Party, each ILFT Series Enhancer, each Noteholder and the Rating Agencies, if any, of the direction by the ILFT Global Requisite Majority to retain the ILFT Collateral pursuant to this Section 816.

Section 817. Sale of ILFT Collateral.

(a) The power to effect any sale (a “Sale”) of any portion of the ILFT Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the ILFT Collateral remaining unsold, but shall continue unimpaired until the entire ILFT Collateral shall have been sold or all amounts payable on the ILFT Notes, under this ILFT Indenture shall have been paid and all Secured Obligations under this ILFT Indenture have been satisfied. The ILFT Indenture Trustee, at the direction of the ILFT Global Requisite Majority, may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this ILFT Indenture: (i) the ILFT Indenture Trustee, at the direction of the ILFT Global Requisite Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this ILFT Indenture; and (ii) the receipt of the ILFT Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the ILFT Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c) The ILFT Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the ILFT Collateral in connection with a Sale thereof. In addition, the ILFT Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Owner Trust to transfer and convey its interest in any portion of the ILFT Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the ILFT Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d) The ILFT Indenture Trustee shall be entitled to consult with legal counsel and financial advisers (selected by the ILFT Indenture Trustee with due care) in connection with the sale of the ILFT Collateral and shall be protected in any reasonable action or forbearance taken in good faith and in reliance on the advice of such counsel or advisors. For the avoidance of doubt, no sale of the ILFT Collateral may be effected except in accordance with the terms of this ILFT Indenture.

Section 818. Action on ILFT Notes.

The ILFT Indenture Trustee’s right to seek and recover judgment on the ILFT Notes or under this ILFT Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this ILFT Indenture. Neither the Lien of this ILFT Indenture nor any rights or remedies of the ILFT Indenture Trustee, any ILFT Control

Party or the Noteholders shall be impaired by the recovery of any judgment by the ILFT Indenture Trustee against the Owner Trust or by the levy of any execution under such judgment upon any portion of the ILFT Collateral.

Section 819. Rights of Lessee.

Notwithstanding the provisions of this ILFT Indenture, including, without limitation, Section 804, so long as no Lease Event of Default shall have occurred and be continuing, neither the ILFT Indenture Trustee nor the Owner Trust shall take any action contrary to, or disturb, the Lessee’s rights under the Lease, except in accordance with the provisions of such Lease, including, without limitation, (i) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (ii) the Lessee’s rights to possession and use of, and of quiet enjoyment of, the Equipment.

ARTICLE IX

CONCERNING THE INDENTURE TRUSTEE

Section 901. Duties of ILFT Indenture Trustee.

The ILFT Indenture Trustee, prior to the occurrence of an Event of Default or after the curing of any Event of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this ILFT Indenture. If an Event of Default has occurred and is continuing, the ILFT Indenture Trustee, at the written direction of the ILFT Global Requisite Majority, shall exercise such of the rights and powers vested in it by this ILFT Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The ILFT Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the ILFT Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this ILFT Indenture, shall determine whether they are substantially in the form required by this ILFT Indenture; provided, however, that the ILFT Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this ILFT Indenture.

No provision of this ILFT Indenture shall be construed to relieve the ILFT Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default and after the curing of any Event of Default which may have occurred, the duties and obligations of the ILFT Indenture Trustee shall be determined solely by the express provisions of this ILFT Indenture. The ILFT Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this

ILFT Indenture and no implied covenants or obligations shall be read into this ILFT Indenture against the ILFT Indenture Trustee and, in the absence of bad faith on the part of the ILFT Indenture Trustee, the ILFT Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments furnished to the ILFT Indenture Trustee and conforming to the requirements of this ILFT Indenture;

(ii) The ILFT Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers of the ILFT Indenture Trustee, unless it shall be proved that the ILFT Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) The ILFT Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the ILFT Global Requisite Majority relating to the time, method and place of conducting any proceeding for any remedy available to the ILFT Indenture Trustee, or exercising any trust or power conferred upon the ILFT Indenture Trustee, under this ILFT Indenture.

No provisions of this ILFT Indenture shall require the ILFT Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the unsecured indemnity of (A) a Rated Institutional Noteholder or (B) any ILFT Series Enhancer being deemed satisfactory for such purpose).

Whether or not therein expressly so provided, every provision of this ILFT Indenture relating to the conduct or affecting the liability of or affording protection to the ILFT Indenture Trustee shall be subject to the provisions of this Section 901.

Section 902. Certain Matters Affecting the ILFT Indenture Trustee.

Except as otherwise provided in Section 901 hereof:

(i) The ILFT Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any Opinion of Counsel, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The ILFT Indenture Trustee may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel;

(iii) The ILFT Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the ILFT Global Requisite Majority, pursuant to the provisions of this ILFT Indenture, unless the ILFT Global Requisite Majority shall have offered to the ILFT Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein (including the fees and expenses of its counsel) or thereby (the unsecured indemnity of (A) a Rated Institutional Noteholder or (B) any ILFT Series Enhancer being deemed satisfactory for such purpose);

(iv) The ILFT Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this ILFT Indenture;

(v) The ILFT Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the ILFT Global Requisite Majority; provided, however, that the ILFT Indenture Trustee may require reasonable indemnity against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding (the unsecured indemnity of (A) Rated Institutional Noteholder or (B) any Series Enhancer being deemed satisfactory for such purpose). The reasonable expense of any such examination shall be paid, pro rata, by the Noteholders requesting such examination or, if paid by the ILFT Indenture Trustee, shall be reimbursed by such Noteholders upon demand; and

(vi) The ILFT Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys; provided that the ILFT Indenture Trustee shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it without the prior written consent of the ILFT Global Requisite Majority (such consent not to be unreasonably withheld).

The provisions of this Section 902 shall be applicable to the ILFT Indenture Trustee in its capacity as ILFT Indenture Trustee under this ILFT Indenture.

Section 903. ILFT Indenture Trustee Not Liable.

(a) The recitals contained herein (other than the representations and warranties contained in Section 911 hereof) and in the ILFT Notes (other than the certificate of authentication on the ILFT Notes) shall be taken as the statements of the Owner Trust, and the ILFT Indenture Trustee assumes no responsibility for their correctness. The ILFT Indenture Trustee makes no representations as to the validity or sufficiency of this ILFT Indenture, the ILFT Notes, the ILFT Collateral or of any related document. The ILFT Indenture Trustee shall not be accountable for the use or application by the Owner Trust of any of the ILFT Notes or of the proceeds thereof, or for the use or application of any funds paid to the Owner Trust or the Servicer in respect of the ILFT Collateral.

(b) Except as expressly provided herein, the ILFT Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any item of ILFT Collateral, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the ILFT Collateral to the ILFT Indenture Trustee or of any intervening assignment, the performance or enforcement of any ILFT Collateral item, the compliance by Lessee or the Servicer with any covenant or the breach by Lessee or the Servicer of any warranty or representation made hereunder or in any Operative Agreement or the accuracy of such warranty or representation, any investment of monies in any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Article 3 hereof), the acts or omissions of any Seller, the Servicer, Lessee or any User or any action of the Servicer taken in the name of the ILFT Indenture Trustee.

(c) Except as expressly provided herein, the ILFT Indenture Trustee shall not have any obligation or liability under any Lease by reason of or arising out of this ILFT Indenture or the granting of a security interest in such Lease or hereunder or the receipt by the ILFT Indenture Trustee of any payment relating to any Lease pursuant hereto, nor shall the ILFT Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Owner Trust, the Servicer, Lessee or any Seller under or pursuant to any Operative Agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Operative Agreement.

Section 904. ILFT Indenture Trustee May Own ILFT Notes.

The ILFT Indenture Trustee in its individual or any other capacity may become the owner or pledgee of ILFT Notes with the same rights it would have if it were not ILFT Indenture Trustee so long as the ILFT Indenture Trustee qualifies as a “qualified purchaser” for purposes of Section 2(a)(51) of the Investment Company Act of 1940, as amended from time to time.

Section 905. ILFT Indenture Trustee Fees and Expenses.

The fees and expenses of the ILFT Indenture Trustee shall be paid by Servicer pursuant to the terms of the ILFT Indenture Trustee Fee Letter, from Servicer to the ILFT Indenture Trustee. Servicer shall indemnify the ILFT Indenture Trustee (which for purposes of this Section 905 shall include its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of its counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and the actions of the Custodian on behalf of the ILFT Indenture Trustee, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its power or duties hereunder.

When the ILFT Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(iv) or Section 801(v), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Upon appointment of a successor ILFT Indenture Trustee pursuant to Section 908 hereof, and the satisfaction of the conditions and obligations thereunder (except for the Owner Trust’s notice requirement), any outstanding fees, expenses and indemnities due and payable to the predecessor ILFT Indenture Trustee shall be paid to it.

The obligations of Servicer under this Section 905 shall survive the resignation and removal of the ILFT Indenture Trustee and satisfaction and discharge of the ILFT Indenture.

IN NO EVENT SHALL THE ILFT INDENTURE TRUSTEE BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE INDENTURE TRUSTEE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

In no event shall the ILFT Indenture Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 906. Eligibility Requirements for ILFT Indenture Trustee.

The ILFT Indenture Trustee hereunder shall at all times be (i) a national banking association or a corporation acceptable to the ILFT Global Requisite Majority, or (ii) a Person who is not a competitor of Interpool, in each case organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers acceptable to the ILFT Global Requisite Majority. In addition, the ILFT Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $250,000,000.00, (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term senior unsecured debt rating of “A2” or better by Moody’s Investors Service, Inc. and a short-term senior unsecured debt rating of “P-1” or better by Moody’s Investors Service, Inc. and have a long-term senior unsecured debt rating of “A” or better by S&P and a short-term senior unsecured debt rating of “A-1” or better by S&P. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the ILFT Indenture Trustee hereunder shall at all times qualify for purposes of Rule 3a-7 under the Investment Company Act of 1940. If at any time the ILFT Indenture Trustee shall cease to qualify for purposes of Rule 3a-7 under the Investment Company Act of 1940, the Owner Trust, with the prior written consent of the ILFT Global Requisite Majority, shall remove the ILFT Indenture Trustee and appoint a successor ILFT Indenture Trustee in accordance with the terms and conditions of this ILFT Indenture. In case at any time the ILFT Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the ILFT Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 907 hereof.

Section 907. Resignation and Removal of ILFT Indenture Trustee.

The ILFT Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Owner Trust, the Lessee, the Servicer, the Rating Agencies (if any), the Noteholders and each ILFT Control Party. Upon receiving such notice of resignation, the Owner Trust shall promptly appoint a successor trustee (which shall be reasonably acceptable to the ILFT Global Requisite Majority) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning ILFT Indenture Trustee, the Lessee, the Servicer and each ILFT Control Party and one copy to the successor ILFT Indenture Trustee. If no successor ILFT Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the ILFT Global Requisite Majority may appoint a successor trustee or, if it does not do so within thirty (30) days thereafter, the resigning ILFT Indenture Trustee, with the consent of each ILFT Control Party, may petition any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall meet the eligibility standards set forth in Section 906 hereof.

If at any time the ILFT Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Owner Trust, any ILFT Control Party, the Servicer, the Lessee or the ILFT Global Requisite Majority, or if at any time the ILFT Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the ILFT Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the ILFT Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Owner Trust, the Lessee or the Servicer may, and at the direction of the ILFT Global Requisite Majority, the Owner Trust shall, remove the ILFT Indenture Trustee and appoint a successor ILFT Indenture Trustee reasonably acceptable to the ILFT Global Requisite Majority, the Lessee and the Servicer by written instrument, in duplicate, one copy of which instrument shall be delivered to the ILFT Indenture Trustee so removed and one copy to the successor ILFT Indenture Trustee. The ILFT Indenture Trustee may be removed at any time, with or without cause, at the direction of the ILFT Global Requisite Majority.

Any resignation or removal of the ILFT Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 908 hereof.

The ILFT Indenture Trustee agrees to instruct any co-trustee to the extent necessary to fulfill the ILFT Indenture Trustee’s obligations hereunder.

Section 908. Successor ILFT Indenture Trustee.

Any successor ILFT Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Owner Trust, the Lessee and the Servicer and to its predecessor ILFT Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor ILFT Indenture Trustee shall become effective and such successor ILFT Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as ILFT Indenture Trustee herein. The predecessor ILFT Indenture Trustee shall deliver to the successor ILFT Indenture Trustee all documents relating to the ILFT Collateral, if any, delivered to it, together with any amount remaining in each Series Account and any other Securities Account. In addition, the predecessor ILFT Indenture Trustee and, upon request of the successor ILFT Indenture Trustee, the Owner Trust shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor ILFT Indenture Trustee all such rights, powers, duties and obligations.

No successor ILFT Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor ILFT Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be reasonably acceptable to the ILFT Global Requisite Majority, the Lessee and the Servicer.

Upon acceptance of appointment by a successor ILFT Indenture Trustee as provided in this Section, the Owner Trust shall mail notice of the succession of such ILFT Indenture Trustee hereunder to all Noteholders and each ILFT Control Party, in each case at their respective addresses set forth in Section 1307 hereof. If the Owner Trust does not mail such notice within 10 days after acceptance of appointment by the successor ILFT Indenture Trustee, the successor ILFT Indenture Trustee shall cause such notice to be mailed at the expense of the Owner Trust.

Section 909. Merger or Consolidation of ILFT Indenture Trustee.

Any Person into which the ILFT Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the ILFT Indenture Trustee shall be a party, or any Person succeeding to the business of the ILFT Indenture Trustee, shall be the successor of the ILFT Indenture Trustee hereunder, provided such Person shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 910. Separate ILFT Indenture Trustees, Co-ILFT Indenture Trustees and Custodians.

The ILFT Indenture Trustee and the ILFT Global Requisite Majority shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the ILFT Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the ILFT Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the ILFT Indenture Trustee. The Owner Trust shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the ILFT Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the ILFT Indenture Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the ILFT Indenture Trustee shall be conferred or imposed upon and exercised or performed by the ILFT Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the ILFT Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the ILFT Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder unless appointed by them; and

(iv) the ILFT Indenture Trustee or the ILFT Global Requisite Majority may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this ILFT Indenture.

Any notice, request or other writing given to the ILFT Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this ILFT Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the ILFT Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this ILFT Indenture, specifically including every provision of this ILFT Indenture relating to the conduct of, affecting the liability of, or affording protection to, the ILFT Indenture Trustee. Every such instrument shall be furnished to the ILFT Indenture Trustee and each ILFT Control Party.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the ILFT Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this ILFT Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the ILFT Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

The ILFT Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the ILFT Indenture Trustee’s obligations hereunder.

Section 911. Representations and Warranties.

The ILFT Indenture Trustee hereby represents and warrants that:

(a) Organization and Good Standing. The ILFT Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged;

(b) Authorization. The ILFT Indenture Trustee has the power, authority and legal right to execute, deliver and perform this ILFT Indenture and to authenticate the ILFT Notes, and the execution, delivery and performance of this ILFT Indenture and the authentication of the ILFT Notes has been duly authorized by the ILFT Indenture Trustee by all necessary corporate action;

(c) Binding Obligations. This ILFT Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of the ILFT Indenture Trustee, enforceable against the ILFT Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

(d) No Violation. The performance by the ILFT Indenture Trustee of its obligations under this ILFT Indenture will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the ILFT Indenture Trustee;

(e) No Proceedings. To the best of its knowledge, there are no proceedings or investigations to which the ILFT Indenture Trustee is a party pending, or, to the knowledge of the ILFT Indenture Trustee, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this ILFT Indenture or the ILFT Notes or any other Operative Agreement, (B) seeking to prevent the issuance of the ILFT Notes or the consummation of any of the transactions contemplated by this ILFT Indenture or any other Operative Agreement or (C) seeking any determination or ruling that would materially and adversely affect the performance by the ILFT Indenture Trustee of its obligations under, or the validity or enforceability of, this ILFT Indenture or the ILFT Notes; and

(f) Approvals. Neither the execution or delivery by the ILFT Indenture Trustee of this ILFT Indenture nor the consummation of the transactions by the ILFT Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of New York law governing the banking or trust powers of the ILFT Indenture Trustee.

Section 912. ILFT Indenture Trustee Offices.

The ILFT Indenture Trustee shall maintain in the State of New York an office or offices or agency or agencies where ILFT Notes may be surrendered for registration of transfer or exchange, which office shall initially be located at 55 Water Street, Room 234, New York, New York 10041, Attn: JPMorgan Chase Bank Securities Window, and shall promptly notify the Owner Trust, the Servicer, the Lessee and the Noteholders of any change of such location.

Section 913. Notice of Event of Default, Servicer Default and/or Waivers.

If the ILFT Indenture Trustee shall have actual knowledge of a Lease Default, Servicer Default or an Event of Default, and/or any waiver thereof, the ILFT Indenture Trustee shall give prompt written notice thereof to the Rating Agencies, if any, the ILFT Control Party, the Noteholders, the Lessee and the Servicer. For all purposes of this ILFT Indenture, in the absence of actual knowledge by a Corporate Trust Officer of the ILFT Indenture Trustee, the ILFT Indenture Trustee shall not be deemed to have actual knowledge of any default or event and/or waiver thereof unless notified in writing thereof by the Owner Trust, the ILFT Control Party, the Servicer, the Lessee or any Noteholder, and such notice references the ILFT Notes generally, the Owner Trust or this ILFT Indenture.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 1001. Supplemental ILFT Indentures Without Consent of Holders.

(a) Subject to the provisions of Section 6.6 of the Participation Agreement, without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the ILFT Indenture Trustee (acting at the written direction of the ILFT Global Requisite Majority) to the effect that each such supplement is for one of the purposes set forth below, the Owner Trust and the ILFT Indenture Trustee, at any time and from time to time, may, with the consent of each affected ILFT Control Party if the proposed supplement to this ILFT Indenture adversely affects such party’s rights, duties or immunities, enter into one or more supplements to this ILFT Indenture in a form satisfactory to the ILFT Indenture Trustee, for any of the following purposes:

(i) to add to the covenants of the Owner Trust in this ILFT Indenture for the benefit of the Holders of all ILFT Notes then Outstanding and/or any ILFT Control Party or to surrender any right or power herein conferred upon the Owner Trust in this ILFT Indenture or any ILFT Indenture Supplement;

(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this ILFT Indenture;

(iii) to correct or amplify the description of any property at any time subject to the Lien of this ILFT Indenture, or better to assure, convey and confirm unto the ILFT Indenture Trustee any property subject or required to be subjected to the Lien of this ILFT Indenture, or to subject additional property to the Lien of this ILFT Indenture;

(iv) to convey, transfer, assign, mortgage or pledge any additional property to or with the ILFT Indenture Trustee;

(v) to evidence the succession of the ILFT Indenture Trustee pursuant to Article IX or of another trustee to the Owner Trust pursuant to Article VIII of the Trust Agreement and the assumption by any such successor of the obligations of the Owner Trust under the Owner Trust Agreements; or

(vi) to add any additional Events of Default.

Prior to the execution of any supplement to this ILFT Indenture issued pursuant to this Section 1001, the Owner Trust shall provide written notice to each Rating Agency (if any), setting forth in general terms the substance of any such supplement.

(b) Promptly after the execution by the Owner Trust and the ILFT Indenture Trustee of any supplement to this ILFT Indenture pursuant to this Section, the ILFT Indenture Trustee shall mail to the Servicer, the Lessee, the Holders of all ILFT Notes then Outstanding, each ILFT Control Party and the Rating Agencies, if any, which shall then be rating any Outstanding ILFT Notes under the ICI Indenture (a “Rating Agency”), a copy of the text of such supplement. Any failure of the ILFT Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplement.

Section 1002. Supplemental ILFT Indentures Not Creating a New Series with Consent of Holders.

(a) Subject to the provisions of Section 6.6 of the Participation Agreement with the prior written consent of the ILFT Global Requisite Majority and upon prior notice to each Rating Agency, if any, the Owner Trust (at the direction of the Owner Participant), the Lessee and the ILFT Indenture Trustee may enter into a supplement to this ILFT Indenture hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this ILFT Indenture or of modifying in any manner the rights of the Holders under this ILFT Indenture; provided, however, that no such supplement shall, without the consent of the ILFT Indenture Trustee, each ILFT Series Enhancer and the Holder of each Outstanding ILFT Note affected thereby:

(i) reduce the principal amount of any ILFT Note or the rate of interest thereon, change the priority of any payments required pursuant to this ILFT Indenture, or the date on which, or the place of payment where, or the coin or currency in which, any ILFT Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the ILFT Maturity Date thereof;

(ii) reduce the percentage of the Outstanding ILFT Notes required for (a) the consent to this ILFT Indenture, (b) the consent required for any waiver of compliance with certain provisions of this ILFT Indenture or waiver of any Event of Default hereunder and their consequences as provided for in this ILFT Indenture or (c) the consent required to waive any payment default on the ILFT Notes;

(iii) modify any of the provisions of this Section 1002 except to (A) increase any percentage provided herein or (B) list additional provisions of this ILFT Indenture that cannot be modified or waived without the consent of the ILFT Indenture Trustee and the Holder of each Outstanding ILFT Note affected thereby;

(iv) modify or alter the definition of the terms “Outstanding”, “ILFT Control Party” or “ILFT Global Requisite Majority”;

(v) impair, adversely affect or release all or any substantial part of the ILFT Collateral except as otherwise permitted herein;

(vi) permit the creation of any Lien with respect to any part of the ILFT Collateral or terminate the Lien of this ILFT Indenture on all or any substantial part of the ILFT Collateral at any time subject hereto until such property is substituted or removed from the Lien of this ILFT Indenture in accordance with the terms of this ILFT Indenture or deprive the ILFT Indenture Trustee, any ILFT Series Enhancer or the Holder of any ILFT Note of the benefit of the Lien of this ILFT Indenture;

(vii) modify any of the provisions of this ILFT Indenture in such a manner as to affect the amount of any payments of interest or principal due on any ILFT Note on any Payment Date; or

(viii) modify or alter any of Sections 302, 304, 305, 306, 614, 702, 806, 808, 813, 1001 or 1002 of this ILFT Indenture.

provided that, so long as no Lease Event of Default shall have occurred and be continuing, no such supplement to this ILFT Indenture shall adversely affect in a substantive manner the rights of the Lessee under the Lease without the Lessee’s prior written consent.

Prior to the execution of any supplement to this ILFT Indenture issued pursuant to this Section 1002, the ILFT Indenture Trustee shall provide a written notice to each Rating Agency (if any) setting forth in general terms the substance of any such supplement.

(b) Promptly after the execution by the Owner Trust and the ILFT Indenture Trustee of any ILFT Indenture Supplement pursuant to this Section, the ILFT Indenture Trustee at the expense of the Owner Trust shall mail to the Holders of the ILFT Notes, each ILFT Series Enhancer, each ILFT Control Party and other Person directly affected by such supplement to this ILFT Indenture, the Servicer, the Lessee and the Rating Agencies (if any), a copy of the text of such supplement. Any failure by the ILFT Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such ILFT Indenture Supplement.

Section 1003. Execution of Supplemental ILFT Indentures.

In executing, or accepting the additional trusts created by, a supplement to this ILFT Indenture permitted by this Article or the modification thereby of the trusts created by this ILFT Indenture, the ILFT Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such ILFT supplement is authorized or permitted by this ILFT Indenture. The ILFT Indenture Trustee may, but shall not be obligated to, enter into any such supplement which affects the ILFT Indenture Trustee’s own rights, duties or immunities under this ILFT Indenture or otherwise.

Section 1004. Effect of Supplemental ILFT Indentures.

Upon the execution of any supplement to this ILFT Indenture in accordance with this Article, this ILFT Indenture shall be modified in accordance therewith, and such supplement shall form a part of this ILFT Indenture for all purposes, and every Holder of ILFT Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005. Reference in ILFT Notes to Supplemental ILFT Indentures.

Any ILFT Notes authenticated and delivered after the execution of any supplement to this ILFT Indenture pursuant to this Article may, and shall, if required by the Owner Trust, bear a notation in form approved by the ILFT Indenture Trustee as to any matter provided for in such supplement. If the Owner Trust shall so determine, new ILFT Notes so modified as to conform, in the opinion of the ILFT Indenture Trustee (acting at the written direction of all affected Noteholders), may be prepared and executed by the Owner Trust and authenticated and delivered by the ILFT Indenture Trustee in exchange for Outstanding ILFT Notes.

ARTICLE XI

HOLDERS LISTS

Section 1101. Owner Trustee to Furnish ILFT Indenture Trustee Names and Addresses of Holders.

If the ILFT Indenture Trustee is not then maintaining the ILFT Note Register pursuant to Section 205 of this ILFT Indenture, the Owner Trustee will furnish or cause to be furnished to the ILFT Indenture Trustee (i) not more than 10 days after each Determination Date, a list, in such form as the ILFT Indenture Trustee may reasonably require, of the names and addresses and tax identification numbers of the Holders of ILFT Notes as of such Determination Date, and (ii) at such other times as the ILFT Indenture Trustee may request in writing, within 30 days after the receipt by the Owner Trustee of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 1102. Preservation of Information; Communications to Holders.

The ILFT Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the ILFT Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the ILFT Indenture Trustee in its capacity as ILFT Note Registrar. The ILFT Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

ARTICLE XII

THE ILFT POLICY

Section 1201. The ILFT Policy.

(a) On each Determination Date, the ILFT Indenture Trustee shall determine, with respect to the immediately following Payment Date, based solely on the information contained in the Servicer Report, whether there exists an ILFT Available Funds Shortfall.

(b) If there exists an ILFT Available Funds Shortfall as of the Determination Date (without giving effect to any amounts available to be drawn under the Lease Policy), the ILFT Indenture Trustee shall, unless it has actual knowledge that the Owner Trust has completed and submitted such a notice, complete a notice in the form of Exhibit A to the Lease Policy (pursuant to its rights as assignee thereunder) and submit such notice to the Fiscal Agent (as defined in the Lease Policy) via facsimile transmission no later than 11:00 a.m. New York time on the applicable Determination Date as a claim for an Insured Payment (as defined in the Lease Policy). The ILFT Indenture Trustee shall be entitled to assume that such claim will be paid in determining whether an ILFT Available Funds Shortfall will exist on the relevant Payment Date. If for any reason such claim is insufficient to satisfy the ILFT Available Funds Shortfall, the ILFT Indenture Trustee shall also complete a notice in the form of Exhibit A to the ILFT Policy and submit such notice to the Fiscal Agent (as defined in the ILFT Policy) via facsimile transmission no later than 11:00 a.m. New York time on the Determination Date as a claim for an Insured Payment (as defined in the ILFT Policy) in an amount equal to and on account of such ILFT Available Funds Shortfall. Any payment made by the ILFT Series Enhancer under the ILFT Policy shall be applied solely to the payment of principal and/or interest (other than ILFT Default Interest) on the ILFT Notes.

(c) The ILFT Indenture Trustee shall (i) receive ILFT Insured Payments as attorney-in-fact of each of the Noteholders and (ii) disburse such ILFT Insured Payments directly to the Noteholders. The Owner Trust hereby agrees for the benefit of the ILFT Series Enhancer (and each Noteholder, by acceptance of its ILFT Notes, will be deemed to have agreed) that to the extent the ILFT Series Enhancer makes, or causes to be made, ILFT Insured Payments, either directly or indirectly (as by paying through distribution to the ILFT Indenture Trustee), to the Noteholders, the ILFT Series Enhancer will be subrogated to the rights of the Noteholder to receive such ILFT Insured Payment from the Owner Trust (including any interest thereon on account of the delayed payment thereof) and be entitled to receive the related ILFT Reimbursement Amount pursuant to Section 302 of the ICF Indenture.

(d) The ILFT Notes will be insured by the ILFT Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this ILFT Indenture. All amounts received under the ILFT Policy shall be used solely for the payment when due to the Noteholders of the ILFT Insured Payments.

(e) If a Corporate Trust Officer of the ILFT Indenture Trustee at any time has actual knowledge that an ILFT Available Funds Shortfall will exist on the applicable Payment

Date, the ILFT Indenture Trustee shall immediately notify the ILFT Series Enhancer and its Fiscal Agent (as defined in the ILFT Policy), or its designee, by telephone (promptly confirmed in writing by overnight mail or facsimile transmission), of the amount of such deficiency.

(f) Anything herein to the contrary notwithstanding, any payment with respect to the principal of or interest on the ILFT Notes which is made with moneys received from the ILFT Series Enhancer shall not be considered payment by the Owner Trust of the ILFT Notes, shall not discharge the Owner Trust in respect of its obligation to make such payment, and shall not result in the payment of, or the provision for the payment of, the principal of or interest on, the ILFT Notes for purposes hereof or Section 704 of the ILFT Indenture. The Owner Trust and the ILFT Indenture Trustee acknowledge that, without the need for any further action on the part of the ILFT Series Enhancer, the Owner Trust, the ILFT Indenture Trustee or the note registrar, (i) to the extent the ILFT Series Enhancer makes payments, directly or indirectly, on account of principal of, or interest on, the ILFT Notes to the Noteholders, the ILFT Series Enhancer will be fully subrogated to the rights of such Noteholders to receive such principal and interest from the Owner Trust including, without limitation, any and all default interest or supplemental payments as a result of the late payment of such amounts, and (ii) the ILFT Series Enhancer shall be paid such principal and interest in its capacity as a Holder of the ILFT Notes, but only from the sources and in the manner provided herein for the payment of such principal and interest and in each case only after the Holders of such ILFT Notes have received payment of all ILFT Insured Payments for such principal and interest. To evidence the ILFT Series Enhancer’s subrogation to the rights of the Noteholders with regard to such principal and interest, the ILFT Note Register shall note the ILFT Series Enhancer’s rights as subrogee thereof upon the register of Noteholders upon receipt from the ILFT Series Enhancer of proof of payment by the ILFT Series Enhancer of the related ILFT Insured Payment.

(g) The parties hereto grant to the ILFT Series Enhancer, but subject to all Excepted Rights, as long as no MBIA Default shall have occurred and is continuing or the ILFT Policy has not expired and no amounts remain unpaid by the ILFT Series Enhancer under the ILFT Policy, the right of prior approval of amendments or supplements to the Operative Agreements and of the exercise of any option, vote, right, power or the like available to the Noteholders hereunder.

(h) The ILFT Indenture Trustee shall keep a complete and accurate record of the amount and allocation of ILFT Insured Payments and the ILFT Series Enhancer shall have the right to inspect such records at reasonable times upon one Business Day’s prior written notice to the ILFT Indenture Trustee.

(i) In the event that the ILFT Indenture Trustee has received a certified copy of an order of the appropriate court that any principal or interest paid on a ILFT Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the ILFT Indenture Trustee shall so notify the ILFT Series Enhancer, shall comply with the provisions of the ILFT Policy to obtain payment by the ILFT Series Enhancer of such avoided payment, and shall, at the time it provides notice to the ILFT Series Enhancer and its Fiscal Agent (as defined in the ILFT Policy), notify the Noteholders by mail that, in the event that any Noteholder’s payment is so recoverable, such Noteholder will be entitled to payment thereof pursuant to the terms of the ILFT Policy. The ILFT Indenture Trustee shall furnish to the ILFT Series Enhancer, at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on ILFT Notes, if any, which have been made by the ILFT Indenture Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the ILFT Policy, the ILFT Series Enhancer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the ILFT Policy) and not to the ILFT Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the ILFT Series Enhancer will make such payment to the ILFT Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the ILFT Series Enhancer).

The ILFT Indenture Trustee shall promptly notify the ILFT Series Enhancer if a Responsible Officer receives written notice of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the ILFT Notes. Each Noteholder, by its purchase of ILFT Notes, and the ILFT Indenture Trustee hereby agree that the ILFT Series Enhancer (so long as no MBIA Default exists or so long as the ILFT Policy has not expired and no amounts remain unpaid by the ILFT Series Enhancer pursuant to the Operative Agreements) may at any time during the continuation of any Proceeding relating to a Preference Amount direct all matters relating to such matter relating to a Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, the ILFT Series Enhancer shall be subrogated to the rights of the ILFT Indenture Trustee and each such Noteholder, in the conduct of any such Preference Amount, including, without limitation, all rights of any party to an adversary proceeding action with respect to any order issued in connection with any such Preference Amount. ILFT Insured Payments paid by the ILFT Series Enhancer to the ILFT Indenture Trustee shall be received by the ILFT Indenture Trustee, as agent for the Noteholders.

(j) By acceptance of an ILFT Note, each Noteholder agrees to be bound by the terms of the ILFT Policy, including, without limitation, the method and timing of payment and the ILFT Series Enhancer’s right of subrogation.

(k) Notwithstanding the foregoing, in the event that payments on the ILFT Notes are accelerated, such accelerated payments will not be covered by the ILFT Series Enhancer under the ILFT Policy, unless the ILFT Series Enhancer shall elect to make such accelerated payments in accordance with and subject to the terms of the ILFT Policy.

(l) The ILFT Indenture Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the ILFT Series Enhancer under the ILFT Policy, including, but not limited to, the enforcement of any proceeding against the ILFT Series Enhancer and making claims under the ILFT Policy. Notwithstanding any other provision of this ILFT Indenture or any Operative Agreement, the Noteholders are not entitled to make any claims under the ILFT Policy or institute proceedings directly against the ILFT Series Enhancer.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 1301. Compliance Certificates and Opinions.

(a) Upon any application or request by the Owner Trust to the ILFT Indenture Trustee to take any action under any provision of this ILFT Indenture, the Owner Trust shall furnish to the ILFT Indenture Trustee a certificate signed by an Authorized Officer of the Owner Trust stating that all conditions precedent, if any, provided for in this ILFT Indenture relating to the proposed action have been complied with and, if deemed reasonably necessary by the ILFT Indenture Trustee or if required pursuant to the terms of this ILFT Indenture, an internal written opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this ILFT Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this ILFT Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1302. Form of Documents Delivered to ILFT Indenture Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this ILFT Indenture, they may, but need not, be consolidated and form one instrument.

Section 1303. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this ILFT Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, together with the written consent or direction of the ILFT Global Requisite Majority; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the ILFT Indenture Trustee and, where it is hereby expressly required, to the Owner Trust, the Servicer and the Lessee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this ILFT Indenture and conclusive in favor of the ILFT Indenture Trustee, the Owner Trust, the Servicer and the Lessee, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the ILFT Indenture Trustee deems sufficient.

(c) The ownership of ILFT Notes shall be proved by the ILFT Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any ILFT Note shall bind every future Holder of the same ILFT Note and the Holder of every ILFT Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the ILFT Indenture Trustee or the Owner Trust in reliance thereon, whether or not notation of such action is made upon such ILFT Note.

Section 1304. Inspection and Audit Inspections.

(a) Upon reasonable notice to the Owner Trust specifying the particulars of each request and subject to appropriate and reasonable confidentiality covenants, the Owner Trust shall permit the representatives of any Rating Agency, the ILFT Indenture Trustee, any single representative of a ILFT Control Party, and their duly authorized representatives, attorneys and accountants, to audit and examine all of the information systems, books, records, reports and other papers of the Owner Trust with respect to the ILFT Collateral and the SUBI C Assets subjected to the Lien of this ILFT Indenture, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts with the officers, employees and Independent Accountants (if any) of the Owner Trust for the purpose of reviewing or evaluating the Owner Trust’s performance of its duties and obligations hereunder and under the other Operative Agreements. The number of audits and examinations conducted pursuant to the provisions of this Section 1304(a) shall, subject to the provisions of Section 1304(b), be reasonable and customary. Subject to the provisions of Section 1304(b), all reasonable out-of-pocket expenses incidental to the first annual exercise by any such person or its duly authorized representatives, attorneys and accountants of the inspection right hereunder shall be borne by the Servicer, without right of reimbursement from any such person for such expenses.

(b) If at any time an Event of Default, Lease Default or Servicer Default shall have occurred and is continuing or with respect to a breach of any financial covenant that is an Event of Default, Lease Default or Servicer Default, such Event of Default, Lease Default or Servicer Default is incipient, then (i) such persons and their duly representatives, attorneys and accountants may exercise the rights granted to them in Section 1304(a) at any time upon reasonable notice to the Owner Trust, the Lessee and the Servicer and (ii) all examinations and audits conducted pursuant to this Section 1304 shall be at the Servicer’s expense.

(c) The Owner Trust also agrees (i) to make available on a reasonable basis to the ILFT Indenture Trustee and any single representative of a ILFT Control Party a knowledgeable trust officer for the purpose of answering reasonable questions respecting the Owner Trust and (ii) to allow the ILFT Indenture Trustee and each ILFT Control Party to inspect the Owner Trust’s facilities during normal business hours.

Section 1305. Limitation of Rights.

Except as expressly set forth in this ILFT Indenture, this ILFT Indenture shall be binding upon the Owner Trust, the ILFT Indenture Trustee, the Noteholders, each ILFT Control Party and the Servicer, and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders, each ILFT Control Party, the Lessee and the Servicer as provided herein.

Section 1306. Severability.

(a) If any one or more of the provisions of this ILFT Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this

ILFT Indenture and shall in no way affect the validity or enforceability of the other provisions of this ILFT Indenture.

(b) The invalidity of any one or more phrases, sentences, clauses or Sections of this ILFT Indenture contained, shall not affect the remaining portions of this ILFT Indenture, or any part thereof.

Section 1307. Notices.

All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the ILFT Indenture Trustee, at the following address: 450 West 33rd Street 14th Floor, New York, New York 10001, Attention: Corporate Trust Department, telephone: (212) 946-3200, facsimile: (212) 946-8302, (b) in the case of the Servicer, at the following address: Interpool, Inc., 211 College Road East, Princeton, New Jersey 08540, Attention: William A. Geoghen, telephone: (609) 452-8900, facsimile: (609) 951-0362, (c) in the case of the Owner Trust, at the following address: c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Department, telephone: (302) 651-1000, facsimile: (302) 651-8882, (d) in the case of the Lessee at its address set forth in the Participation Agreement, (e) in the case of any Noteholder, at its address as shown in the registration books maintained by the ILFT Indenture Trustee, (f) in the case of each Rating Agency, at its address set forth in the ICI Indenture and (g) in the case of any ILFT Control Party, at its address set forth (or as provided in) Section 10.4 of the Participation Agreement or Section 1307 of the ICF Indenture, as applicable or at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder or any other party hereto shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder or any other party hereto as shown in the ILFT Note Register or to the telephone and fax number furnished by such Noteholder or any other party hereto. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice.

Section 1308. No Waiver: Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Owner Trust, the ILFT Indenture Trustee or any Noteholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 1309. Captions.

The captions or headings in this ILFT Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this ILFT Indenture.

Section 1310. Governing Law.

THIS INDENTURE AND ANY AMENDMENT HEREOF OR SUPPLEMENT HERETO PURSUANT TO ARTICLE X SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. IF ANY PROVISION OF THIS INDENTURE IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS INDENTURE. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

Section 1311. No Petition.

The ILFT Indenture Trustee, each ILFT Control Party, each on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of its ILFT Note shall be deemed to covenant and agree, that it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the ILFT Indenture and the other Operative Agreements, institute against, or join any other Person in instituting against, the Owner Trust or the Titling Trust, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 1311 shall survive the termination of this Agreement.

Section 1312. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Owner Trust, the ILFT Indenture Trustee, the Servicer, the Lessee, any ILFT Control Party or any Noteholder as contained in the Operative Agreements or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood by the Owner Trust, the ILFT Indenture Trustee, the Servicer, the Lessee, each ILFT Control Party and each Noteholder that the agreements of such party contained in the Operative Agreements and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party.

(b) The provisions of this Section 1312 shall survive the termination of this Agreement.

Section 1313. General Interpretive Principles.

For purposes of this ILFT Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a) the defined terms in this ILFT Indenture shall include the plural as well as the singular and the use of any gender herein shall be deemed to include any other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c) references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this ILFT Indenture;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this ILFT Indenture as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 1314. [ Reserved ].

Section 1315. Service of Process and Jurisdiction.

Each party to this Agreement hereby (i) irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any other Operative Agreement or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any transaction party or their respective successors or assigns, (ii) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court, and (iii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the other Operative Agreements or the subject matter hereof or thereof may not be enforced in or by such court. Except as otherwise provided by Applicable Law, a final judgment obtained in respect of any action, suit or proceeding referred to in this paragraph shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner as provided by Applicable Law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability therein described. Each of the parties hereto hereby consents to service of process by registered mail or nationally recognized courier service in the United States at the address to which notices to it are to be given, and to receive service of process at any such address in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service in such manner shall constitute valid service upon such party or its successors or assigns only in connection with any such action or proceeding.

Each of the parties hereto agrees that its submission to jurisdiction and consent to service of process by mail, as the case may be, set forth above is made for the express benefit of each other transaction party; provided, however, that nothing in this paragraph shall affect the right of any of such parties or their respective successors or assigns to serve legal process in any other manner permitted by law or affect the right of any of such parties or their respective successors or assigns to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

Section 1316. Counterparts.

This ILFT Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 1317. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO, AND EACH LEGAL AND BENEFICIAL OWNER OF A NOTE, HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 1318. Waiver of Immunity.

To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this ILFT Indenture, the other Operative Agreements or the subject matter hereof or thereof, subject, in each case, to the provisions of the Operative Agreements and mandatory requirements of applicable law.

Section 1319. Statutory References.

References in this ILFT Indenture and each other Operative Agreement to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Owner Trust and the ILFT Indenture Trustee have caused this ILFT Indenture to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

INTERPOOL LEASE FINANCING TRUST 2002-C, as Owner Trust
By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee
By:	/s/ W. Chris Sponenberg
Name:	W. Chris Sponenberg
Title:	Vice President

JPMORGAN CHASE BANK, not in its individual capacity (except as expressly set forth herein), but solely as ILFT Indenture Trustee
By:	/s/ Craig M. Kantor
Name:	Craig M. Kantor
Title:	Vice President

Appendix A to Amended and Restated Participation Agreement

(Interpool Lease Financing 2002-C)

DEFINITIONS

General Provisions

The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.

Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, restated, supplemented and otherwise modified from time to time in accordance with the provisions of the Operative Agreements, (ii) references to parties to agreements shall be deemed to include the successors and assigns of such parties, and (iii) references to any particular law, statute, treaty or other governmental enactment or pronouncement or any particular provision thereof shall be deemed to include any amendments thereto or any successor law, statute, treaty or other governmental enactment or pronouncement or provision of any of the foregoing.

Defined Terms

“Acceptable Letter of Credit” means an irrevocable, unconditional standby letter of credit for the benefit of the Lessor and not subject to any Lien (a) issued by a banking or financial institution, the long-term unsecured debt obligations of which (without regard to any credit enhancement) shall be rated at least “AA-“ by S&P and “Aa3” by Moody’s (the “Issuing Bank”), (b) having a stated expiration not earlier than one hundred five (105) days after the due date of the final installment of the Second Early Purchase Price, (c) having at all times during its term a maximum drawing amount equal to the aggregate remaining installments of the Second Early Purchase Price, (d) that is payable or negotiable at an office of the Issuing Bank (or a correspondent bank thereof) in New York City, (e) which is payable in United States dollars in immediately available funds, (f) that is governed by the International Standby Practices ISP98, and any amendments and revisions thereto, and to the extent not governed thereby, the laws of the state of New York and (g) that is otherwise in form and substance reasonably satisfactory to the Lessor.

“Additional Insureds” shall have the meaning specified in Section 12.1 of the Lease.

“Administration Agreement” shall mean the Administration Agreement, dated as of March 1, 2002, between the Administrative Agent, ICF, the ICF Indenture Trustee, the ICI Indenture Trustee, the ILFT Indenture Trustee and ICI.

“Administrative Agent” shall mean Wachovia Securities, Inc.

“Affiliate” of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing; provided however that under no circumstances will the Trust Company be deemed to be an Affiliate of either the Owner Trustee or the Owner Participant, nor will either the Owner Participant or the Owner Trustee be deemed an Affiliate of the Trust Company.

“After-Tax Basis” means, with respect to any payment to be received or accrued by any Person, the amount of such payment supplemented by a further payment or payments so that the sum of all such payments, after deduction of all Taxes that are assumed to be required to be paid by the recipient as a result of the receipt or accrual of such payments (assuming that the recipient is taxable at the highest U.S. federal and applicable state and local tax rates then in effect with respect to corporate taxpayers generally), and after taking into account all Tax Savings realized by such Person as a result of the event giving rise to such payment, shall be equal to the payment required to be received or accrued by such Person.

“Allocated Rent” shall have the meaning specified in Section 3.2(b) of the Lease Agreement.

“Applicable Law” means with respect to any Person or any Unit, all laws, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations or to such Unit.

“Appraisal” shall have the meaning specified in Section 4.3(a) of the Participation Agreement.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement (Interpool Lease Financing Trust 2002-C), dated as of September 30, 2002 between Lessee, as transferor, and the Owner Trust, as transferee.

“Authorized Officer” shall mean, with respect to any matter, any officer of or other person who is authorized to act for an entity.

“Authorized Signatories” shall mean, with respect to any Person, any officer of or Person who is authorized to act for such Person.

“Bankruptcy Code” shall mean the United States Bankruptcy Reform Act of 1978, 11 U.S.C. §101 et. seq.

“Basic Rent” shall mean, with respect to the SUBI C, all rent payable by the Lessee to the Lessor pursuant to Section 3.2(a) of the Lease for the Basic Term.

“Basic Term” shall have the meaning specified in Section 3.1 of the Lease.

“Basic Term Commencement Date” shall mean September 30, 2002.

“Basic Term Expiration Date” shall mean September 20, 2022.

“Burdensome Buy Out Option” shall mean the option granted to the Lessee pursuant to Section 22.1(a) of the Lease whereby the Lessee may elect to purchase the SUBI C as set forth therein.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, Charlotte, North Carolina or the city in which the Corporate Trust Office of the ILFT Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Casualty Account” shall mean the account established pursuant to Section 301 of the ICF Indenture.

“Certificate” shall mean a SUBI Certificate or a UTI Certificate.

“Chassis” shall mean the supporting frame, axles, wheels and tires of a non-automotive vehicle designed to be hauled by road exclusive of any container or other housing attached thereon.

“Claims” shall have the meaning specified in Section 7.2 of the Participation Agreement.

“Closing Date” shall have the meaning specified in Section 2.1 of the Participation Agreement.

“Code” shall mean the Internal Revenue Code of 1986.

“Commitment” with respect to the Owner Participant, shall have the meaning specified in Section 2.2(a) of the Participation Agreement and with respect to the Noteholder, shall have the meaning specified in Section 2.2(b) of the Participation Agreement.

“Conforming Lease” in respect of any Unit shall have the meaning specified in Section 8.3 of the Lease; provided however that when such term is used in the context of a transfer or assignment of a Unit into the SUBI Portfolio of SUBI C Assets it shall not include any portion thereof to the extent relating to a contract or equipment which is not a SUBI C Asset and when such term is used in the context of a transfer or assignment of a Unit out of the SUBI Portfolio of SUBI C Assets, it shall not include any portion thereof other than the portion relating to such Unit.

“Corporate Trust Office” shall mean the principal office of the ILFT Indenture Trustee at any particular time its corporate trust business shall be administered, which office is located at 450 West 33rd Street, New York, New York 10001, on the Closing Date.

“Corporate Trust Officer” shall mean any assistant vice president, vice president, president or trust officer of the ILFT Indenture Trustee or other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

“Custodian” shall mean with respect to any Permitted Contract or related Equipment the related Custodian (as such term is defined in the related UTI Supplement or SUBI Supplement, as the case may be).

“Debt Portion” means, with respect to the payment of Basic Rent or Early Purchase Price in respect of the SUBI C or Gross Stipulated Loss Value or Stipulated Loss Value in respect of a Unit the portion of such amount which is not the Equity Portion thereof.

“Debt Rate” shall mean 6.25%.

“Deemed Return Units” with respect to any SUBI Unit shall have the meaning specified in Section 6.1(b) of the Lease.

“Default” shall mean an event or circumstance that with the passage of time or the giving of notice, or both, would constitute an Event of Default.

“Default Interest” shall mean the incremental interest specified in the ILFT Indenture payable by the Owner Trust resulting from (i) the failure of the Owner Trust to pay when due any principal of or interest on the ILFT Notes and (ii) the occurrence of an Event of Default.

“Defaulted Contract” shall mean any Related Contract as to which the following is true: (a) Servicer has reasonably determined that the remaining payments due under the same are fully or partially uncollectable, or (b) any amount payable under such Related Contract is more than 120 days outstanding from the invoice date of such amount.

“Deferred Basic Rent” shall mean, as of any date prior to the Basic Term Expiration Date, the excess (if any) of (y) the cumulative amount of Allocated Rent pursuant to Section 3.2(b) of the Lease to the period from (and including) the Closing Date to (and excluding) such date over (z) the cumulative amount of Basic Rent payable pursuant to Section 3.2(a) of the Lease on all Rent Payment Dates prior to such date. The applicable amount of the Deferred Basic Rent as of each Rent Payment Date and the Second Early Purchase Date is set forth on Schedules 4 and 5 to the Participation Agreement, respectively.

“Determination Date” shall mean the fourth Business Day immediately preceding a Payment Date.

“Delaware Statutory Trust Act” shall have the meaning provided thereto in Section 1.1 of the Trust Agreement.

“Early Purchase Date” shall mean either the First Early Purchase Date or the Second Early Purchase Date.

“Early Purchase Price” shall mean the First Early Purchase Price or the Second Early Purchase Price.

“Eligible Account” shall mean a segregated account maintained with one of the following: (a) ILFT Indenture Trustee, (b) a depository institution or trust company whose long term unsecured debt obligations (without regard to any credit enhancement) are rated at least “A” by S&P and “A2” by Moody’s and whose deposits are insured by the Federal Deposit Insurance Corporation or (c) a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b).

“Eligible Appraiser” means the appraiser who issues the Appraisal.

“Eligible Chassis” shall mean, on any date of determination of the eligibility thereof, a Chassis which:

(i) is a SUBI C Asset and is not subject to an Event of Loss;

(ii) good title to which is held in the name of the Titling Trust and is, or shall be, titled under the laws of one of the states of California, Maine or Oregon (or such other State permitted under Section 8.2 of the Lease) and for which each certificate of title (a) reflects the Titling Trust as the owner thereof or (b) has been or shall be applied for, or caused to be applied for (such application to be filed on the appropriate jurisdiction by the Custodian within three (3) Business Days of receipt), and such application includes all necessary documentation required by the Registrar of Titles within the respective jurisdiction to cause such certificate of title, upon issuance, to reflect the Titling Trust as owner thereof;

(iii) is not subject to a finance lease;

(iv) conforms, to the best of the Lessee’s and Servicer’s knowledge, with all applicable standards or requirements for roadworthiness of any Governmental Authority and all applicable standards for roadworthiness required by each international standards organization which regulates Chassis; and

(v) is not subject to a Defaulted Contract.

“Eligible Investments” shall mean any one or more of the following types of investments:

(i) marketable obligations of the United States, the full and timely payment of which are directly backed by the full faith and credit of the United States;

(ii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States;

(iii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated at least “A-1” by S&P and “P-1” by Moody’s;

(iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any bank of the type described in clause (iii) above;

(v) commercial paper rated at least “A-1” by S&P and “P-1” by Moody’s;

(vi) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least “A-1” by S&P and “P-1” by Moody’s; and

(vii) mutual funds commonly known as “Money Market Funds” of Investment Companies (as defined in the Investment Company Act of 1940) regulated under the Investment Company Act of 1940 as amended, which money market funds invest substantially all of their assets in securities of the types described in paragraphs (i) through (vi) above.

Any such Eligible Investment may be purchased by or through the ILFT Indenture Trustee or any of its Affiliates. A Security Entitlement with respect to any of the foregoing held in a Securities Account shall constitute an Eligible Investment. Each such Eligible Investment shall mature no later than the Business Day immediately preceding the next Payment Date.

“End of Term Purchase Option” shall mean the purchase option granted pursuant to Section 22.3 of the Lease exercisable at the end of the Basic Term or any Renewal Term.

“End of Term Purchase Price” shall mean, in respect of the SUBI C, the purchase price payable for the SUBI C in connection with the exercise of the End of Term Purchase Option as set forth in Section 22.3 of the Lease.

“Enhancement Agreements” means collectively the Lease Enhancement Agreement, the ILFT Series Enhancement Agreement, the Lease Policy, the ILFT Policy, the Lease Premium Letter and the ILFT Premium Letter.

“Entitlement Order” shall have the meaning set forth in Section 8-102(a)(8) of the Uniform Commercial Code in the State of New York.

“Equipment” shall mean collectively the Chassis constituting the property of the Titling Trust and allocated to SUBI C, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof in accordance with the provisions of the Operative Agreements, and, as the context requires, shall mean the beneficial ownership interest of the Lessor in the SUBI C with respect to such Chassis, and “Unit” shall mean individually a single Chassis constituting a portion of the Equipment and shall include any Replacement Unit.

“Equipment Cost” shall mean $7,299.41 for each Unit. Notwithstanding anything in the Operative Agreements to the contrary, the Equipment Cost for any Replacement Unit shall be deemed to be the Equipment Cost of the Unit it replaced.

“Equity Portion” means, with respect to the payment of Basic Rent or any Early Purchase Price in respect of the SUBI C or Gross Stipulated Loss Value or Stipulated Loss Value in respect of a Unit the amount designated as the “Equity Portion” thereof in respect of the SUBI C or such Unit, as the case may be, in the appropriate Schedules to the Participation Agreement (and if not so designated, as similarly determined).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Lessee would be deemed a “single employer” under Section 4001(b) of ERISA.

“ERISA Plan” shall mean any “plan” as defined in Section 3(3) of ERISA.

“Event of Default” shall have the meaning specified in Article VIII of the ILFT Indenture.

“Event of Loss”, in respect of a Unit, shall have the meaning specified in Section 11.1 of the Lease.

“Excepted Property” shall mean (i) all indemnity payments (including, without limitation, payments pursuant to Section 7 of the Participation Agreement, all payments under the Tax Indemnity Agreement and under Section 302 of the ICF Indenture) to which the Owner Participant, the Trust Company, or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents is entitled pursuant to the Operative Agreements, (ii) any right, title or interest of the Trust Company, or the Owner Participant to any payment which by the terms of Section 17 of the Lease (or any corresponding payment paid as Supplemental Rent under Section 3.3 of the Lease) shall be payable to or on behalf of the Trust Company or to the Owner Participant, as the case may be, (iii) any insurance proceeds payable under insurance maintained by the Owner Participant pursuant to Section 12.3 of the Lease in addition to insurance required to be maintained by Lessee, (iv) Transaction Costs or other amounts or expenses paid or payable to, or for the benefit of the Trust Company or Owner Participant pursuant to the Participation Agreement or the Trust Agreement, (v) all right, title and interest of Owner Participant or Owner Trust, the Trust Company, in or relating to any portion of the Units and any other property (tangible or intangible), rights, titles or interests to the extent any of the foregoing has been released from the Lien of the ILFT Indenture pursuant to the terms thereof, (vi) the Equity Portion of any Basic Rent, Gross Stipulated Loss Value or Stipulated Loss Value payment whether paid by Lessee or by the Lease Enhancer on behalf of the Lessee and the Equity Portion of any Early Purchase Price payment whether paid by Lessee or by application of the proceeds of any letter of credit issued on behalf of the Lessee pursuant to Section 22.1(b) of the Lease, (vii) upon termination of the ILFT Indenture pursuant to the terms thereof with respect to any Unit, all remaining amounts which shall have been paid or are payable by Lessee and calculated on the basis of Gross Stipulated Loss Value or Stipulated Loss Value, (viii) proceeds of public liability insurance required to be carried pursuant to the Lease payable as a result of insurance claims made, or losses suffered, by the Owner Participant or the Trust Company, (ix) any and all amounts payable to (or on behalf of) the Owner Participant or the Trust Company by the Guarantor under Section 12 of the Participation Agreement with respect to any of the foregoing clauses (i) through (viii), (x) any rights against the Lessee acquired by subrogation to the rights of the ILFT Indenture Trustee pursuant to cure of the Lessee’s defaults, and any amounts payable by the Lessee to reimburse the Owner Trust or the Owner Participant for payments made by it in respect of the Lessee’s obligations under the Lease, so long as such cures and payments are made in accordance with the ILFT Trust Indenture, (xi) any amounts payable to the Owner Participant by a transferee as the purchase price for all or any portion of its interest permitted by Section 6.1 of the Participation Agreement, (xii) the right to consent or withhold consent to any amendment, modification or waiver of the Lease or any other Operative Agreement solely in respect of Excepted Property, (xiii) any rights of the Owner Participant or the Trust Company, to demand, collect, sue for, pursue legal remedies, or otherwise receive and enforce the agreements of Lessee, Guarantor or the Lease Enhancer with respect to, or the payment of, the foregoing and (xiv) the respective rights of the Trust Company or the Owner Participant to the proceeds of and interest on the foregoing.

“Excepted Rights” shall have the meaning set forth in the Granting Clause of the ILFT Indenture.

“Excess Amount” shall have the meaning specified in Section 10.14 of the Participation Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Existing Subservicer” shall mean at any given time, the Person then acting as Subservicer under the Servicing Agreement.

“Fair Market Rental Value” or “Fair Market Sales Value” with respect to the SUBI C or any Unit shall mean the cash rent or cash price obtainable for the SUBI C or such Unit, as the case may be, in an arm’s length lease or sale between an informed and willing lessee or purchaser under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be, as the same shall be specified by agreement between Lessor and Lessee (provided, however, any such value shall be determined without regard to any purchase option or renewal option under the Lease). Fair Market Rental Value and Fair Market Sales Value shall be determined upon the assumption that the Units are in the condition and repair required to be maintained pursuant to the Lease (unless such determination is for purposes of Section 15.1 of the Lease in which case the actual status and condition of the Units shall be used), free of any Liens, other than Lessor Liens. If the parties are unable to agree upon a Fair Market Rental Value and/or a Fair Market Sales Value within 10 days after delivery of notice by Lessee pursuant to Section 22.2 of the Lease, or otherwise where such determination is required within 30 days, such value shall be determined by appraisal. Lessee will within 5 days after such period provide Lessor the name of an appraiser that would be satisfactory to Lessee, and Lessor and Lessee will consult with the intent of selecting a mutually acceptable appraiser. If a mutually acceptable appraiser is selected, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be determined by such appraiser and Lessee shall bear the cost thereof. If Lessee and Lessor are unable to agree upon a single appraiser within such 5-day period, two independent qualified appraisers, one chosen by Lessee and one chosen by Lessor shall jointly determine such value and, except as provided in the penultimate sentence of this paragraph, Lessor shall bear the cost of the appraiser selected by Lessor and Lessee shall bear the cost of the appraiser selected by Lessee. If such appraisers cannot agree on the amount of such value within 15 days of appointment, one independent qualified appraiser shall be chosen by the American Arbitration Association. All three appraisers shall make a determination within a period of 15 days following appointment, and shall promptly communicate such determination in writing to Lessor and Lessee. If there shall be a panel of three appraisers, the three appraisals shall be averaged and such average shall be the Fair Market Rental Value or Fair Market Sales Value, as the case may be. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. The determination made shall be conclusively binding on both the Lessor and Lessee. If there shall be a panel of three appraisers, Lessee and Lessor shall equally share the cost of the third appraiser. If such appraisal is in connection with the exercise of remedies set forth in Section 15 of the Lease, Lessee shall pay the costs of such appraisal. Notwithstanding any of the foregoing, for the purposes of Section 15 of the Lease, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be zero with respect to any Unit if Lessor is unable to recover possession of such Unit in accordance with the terms of paragraph (b) of Section 15.1 of the Lease or with respect to any Chassis that is not an Eligible Chassis (excluding for this purpose clauses (ii) and (iv) of the definition thereof).

“Financial Asset” shall have the meaning set forth in Section 8-102(a)(9) of the Uniform Commercial Code in the State of New York.

“Financing” shall have the meaning set forth in Section 5.1(a) of the Titling Trust Agreement.

“Financing Statement” shall mean a document duly signed, if required, and in proper form under applicable law to perfect the first-priority interest of the secured party named therein in the personal property described therein, which is filed with the appropriate and necessary filing officials in the appropriate jurisdiction.

“First Early Purchase Date” shall mean October 20, 2007.

“Generally Accepted Accounting Principles” or “GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

“Governmental Authority” shall mean (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal.

“Grant” shall have the meaning specified in the granting clause of the ILFT Indenture.

“Gross Stipulated Loss Value” for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled “Gross Stipulated Loss Value” in Schedule 4 to the Participation Agreement opposite the Rent Payment Date, as applicable, on which such Gross Stipulated Loss Value is being determined (as such Schedule 4 may be adjusted from time to time as provided in Section 2.6 of the Participation Agreement).

“Guarantor” shall mean Interpool.

“Guarantor Agreements” shall mean the Servicing Agreement, the Participation Agreement and the Transfer Agreements to which it is a party.

“Hazardous Substances” shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, (f) defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (g) defined as “hazardous substances” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.

“Holder” see Noteholder.

“ICF” shall mean Interpool Chassis Funding, LLC, a Delaware limited liability company.

“ICF Collateral” shall have the meaning of such term as used in the ICF Indenture.

“ICF Collection Account” shall have the meaning provided thereto in the ICF Indenture.

“ICF Collections” shall have the meaning provided thereto in the ICF Indenture.

“ICF Event of Default” shall have the meaning provided thereto in the ICF Indenture.

“ICF Indenture” shall mean the Third Amended and Restated Indenture, dated as of June 1, 2000, as amended and restated as of March 1, 2002, as second amended and restated as of September 1, 2002 and as third amended and restaed as of September 30, 2002, among ICF, the Servicer, the Administrative Agent, and the ICF Indenture Trustee, as it may be supplemented, amended and otherwise modified from time to time in accordance with its terms.

“ICF Indenture Supplement” shall mean any supplement to the ICF Indenture, executed in accordance with the terms thereof.

“ICF Indenture Trustee” shall mean the trustee under the ICF Indenture, initially JPMorgan Chase Bank.

“ICF Notes” shall mean any note issued pursuant to the ICF Indenture.

“ICF Control Party” shall have the meaning provided thereto in the ICF Indenture.

“ICF Relevant Documents” or “ICF Related Documents” shall have the meaning provided thereto in the ICF Indenture.

“ICF Securities Account” shall have the meaning of such term as used in the ICF Indenture.

“ICI” means Intermodal Chassis Issuance LLC, a Delaware limited liability company.

“ICI Indenture” means the Amended and Restated Indenture, dated as of September 1, 2002 as amended and restated as of September 30, 2002, among ICI, the Servicer, the Administrative Agent and the ICI Indenture Trustee.

“ICI Indenture Trustee” means the Person performing the duties of the ICI Indenture Trustee under the ICI Indenture, initially JPMorgan Chase Bank.

“ICI Noteholder” shall have the meaning provided thereto in the ICI Indenture

“ICI Note” shall have the meaning provided thereto in the ICI Indenture

“ICI Relevant Documents” or “ICI Related Documents” shall have the meaning provided thereto in the ICF Indenture.

“ICI Swap” shall mean the interest rate hedge between ICI and ICF entered into pursuant to the terms of the ICF Indenture.

“ILFT 2002-C Trust” shall mean the Owner Trust.

“ILFT Available Funds Shortfall” means with respect to any Payment Date, (i) the sum of (x) the aggregate amount received by the ICF Indenture Trustee and available on the applicable Payment Date for distribution to the ILFT Collection Account in accordance with Section 302 of the ICF Indenture plus (y) any other amounts available in the ILFT Collection Account on such Payment Date (including amounts drawn under the Lease Enhancement) minus (ii) “Guaranteed Interest” and “Guaranteed Principal” owing on such Payment Date, as such terms are defined in the ILFT Policy.

“ILFT Collateral” shall have the meaning specified in the Granting Clause of the ILFT Indenture.

“ILFT Collection Account” shall mean the account or accounts established pursuant to Section 301 of the Indenture.

“ILFT Control Party” means the ILFT Series Enhancer, provided that if an MBIA Default has occurred and is continuing or the ILFT Enhancement has expired or been terminated and no amounts remain unpaid to the ILFT Series Enhancer pursuant to the ILFT Series Enhancement Agreement then either (i) the ICI Indenture Trustee, as assignee of the Noteholder acting at the direction of the ICI Global Requisite Majority, or (ii) if no ICI Notes shall remain Outstanding, the holders of more than 50% of the aggregate unpaid principal amount of the ILFT Notes then Outstanding.

“ILFT Default Interest” means, for any Payment Date, the amount of incremental interest accruing at the Overdue Rate payable on the ILFT Notes in accordance with the provisions of the ILFT Note.

“ILFT Global Requisite Majority” has the meaning set forth in Section 501 of the ILFT Indenture.

“ILFT Indenture” or “Trust Indenture” shall mean the Amended and Restated ILFT 2002-C Indenture, dated as of September 30, 2002, as amended and restated as of September 30, 2002 between the Owner Trust, in the capacities described therein, and the ILFT Indenture Trustee.

“ILFT Indenture Trustee” shall mean JPMorgan Chase Bank, a New York banking corporation, as trustee under the ILFT Indenture and its successors thereunder.

“ILFT Indenture Trustee Agreements” shall mean the Operative Agreements to which the ILFT Indenture Trustee is or will be a party.

“ILFT Indenture Trustee Fee Letter” shall mean the Indenture Trustee Fee Letter, as such term is defined in the ICF Indenture.

“ILFT Insured Payment” means, an Insured Payment under the ILFT Policy.

“ILFT Maturity Date” shall mean September 20, 2022.

“ILFT Note” shall mean each note issued pursuant to the ILFT Indenture.

“ILFT Note Register” shall mean the register maintained by the ILFT Indenture pursuant to Section 205 of the ILFT Indenture.

“ILFT Note Registrar” shall mean the Person designated pursuant to Section 205 of the ILFT Indenture to maintain at its address a copy of the names, addresses, and amount of the ILFT Ownership Interests of the Noteholders.

“ILFT Owner Trustee Agreements” shall mean the Operative Agreements to which the Owner Trustee, either in its individual or fiduciary capacity, is or will be a party.

“ILFT Ownership Interests” means a beneficial interest in a Global ILFT Note.

“ILFT Policy” means, with respect to the ILFT Notes, the financial guaranty insurance policy number 39162 issued by the ILFT Series Enhancer.

“ILFT Premium Letter” means the Premium Letter Agreement dated September 30, 2002 between the ILFT Series Enhancer and the Owner Trust.

“ILFT Reimbursement Amounts” shall have the meaning set forth in the ILFT Series Enhancement Agreement.

“ILFT Series Enhancement” shall mean the rights and benefits provided to the Noteholders of the ILFT Notes pursuant to the ILFT Policy (including the ILFT Series Enhancement Agreement and the ILFT Premium Letter), provided that, from and after such time as the ILFT Note and all other amounts payable under the ILFT Indenture shall have been paid in full, such term shall have no meaning.

“ILFT Series Enhancement Agreement” means the Insurance and Indemnification Agreement pursuant to which the ILFT Series Enhancement is issued.

“ILFT Series Enhancer” shall mean, in accordance with the terms and conditions of the ILFT Indenture, the Person then providing any ILFT Series Enhancement provided that, from and after such time as the ILFT Note and all other amounts payable under the ILFT Indenture shall have been paid in full, such term shall have no meaning.

“Indebtedness” as applied to a Person, means:

(i) all items (except items of capital stock or of surplus) which in accordance with Generally Accepted Accounting Principles, consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined and which includes, without limitation, capital leases and indebtedness for borrowed money and all amounts owing or to become owing in connection therewith, including all recourse and all non-recourse debt;

(ii) to the extent not included in the foregoing, all indebtedness, obligations and liabilities secured by any mortgage, pledge, lien or other security interest to which any property or asset owned by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

(iii) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed or is otherwise contingently liable upon.

“Indemnified Person” shall have the meaning specified in Section 7.2(b) of the Participation Agreement.

“Indemnitee-Controlled Contest” means any contest involving Taxes other than a Lessee-Controlled Contest.

“Independent Accountants” shall have the meaning provided thereto in the definitions appendix to the ICF Indenture.

“Insolvency Law” shall mean the Bankruptcy Code or similar Applicable Law.

“Insured Stipulated Loss Value” for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled “Insured Stipulated Loss Amount” in Schedule 7 to the Participation Agreement opposite the Rent Payment Date, as applicable, on which such Stipulated Loss Value is being determined (as such Schedule 7 may be adjusted from time to time as provided in Section 2.6 of the Participation Agreement).

“Interest Accrual Period” means the period beginning with, and including, each Payment Date and ending on the immediately succeeding Payment Date; except that, in the case of the first Interest Accrual Period, the period beginning with and including the Closing Date and ending on and including the day immediately preceding the initial Payment Date.

“Interpool” shall mean Interpool Inc., a Delaware corporation.

“Interpool Agreements” shall have the same meaning as Guarantor Agreements.

“Investment” shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“Investment Grade Rating” shall mean with respect to any Person a rating of at least Baa3 by Moody’s or BBB- by S&P with respect to the long term unsecured debt obligations of such Person (determined without regard to any credit enhancement).

“Junior Stipulated Loss Amount” for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled “Uninsured Stipulated Loss Amount” in Schedule 7 to the Participation Agreement opposite the Rent Payment Date, as applicable, on which such Junior Stipulated Loss Amount is being determined (as such Schedule 7 may be adjusted from time to time as provided in Section 2.6 of the Participation Agreement).

“Lease” or “Lease Agreement” or “Equipment Lease” shall mean the Equipment Lease Agreement (Interpool Lease Financing Trust 2002-C), relating to the SUBI C, dated as of September 30, 2002, between the Owner Trust, as Lessor, and the Lessee. The term “Lease” shall, except where the context otherwise requires, include any Lease Supplement entered into pursuant to the terms of the Lease.

“Lease Default” shall mean an event or circumstance which with notice or lapse of time or both would become a Lease Event of Default.

“Lease Enhancement” shall mean the rights and benefits provided to the Lessor pursuant to the Lease Policy (including the Lease Enhancement Agreement and the Lease Premium Letter), provided that, from and after such time as MBIA may be released from its obligations under the Lease Enhancement and all amounts payable to MBIA in respect to the Lease Enhancement have been paid, such term shall have no meaning.

“Lease Enhancement Agreement” means the Insurance and Indemnification Agreement pursuant to which the Lease Enhancement is issued.

“Lease Enhancer” shall mean MBIA provided that, from and after such time as MBIA may be released from its obligations under the Lease Enhancement and all amounts payable to MBIA in respect to the Lease Enhancement have been paid, such term shall have no meaning.

“Lease Event of Default” shall mean a Lease Event of Default under the Lease as specified in Section 14 thereof.

“Lease Period” shall mean the lease periods identified on Schedule 3B of the Participation Agreement.

“Lease Policy” means, with respect to the Lease, the financial guaranty insurance policy number 39161 issued by the Lease Enhancer.

“Lease Premium Letter” shall mean the Premium Letter Agreement dated as of September 30, 2002 between the Lease Enhancer and the Lessee.

“Lease Reimbursement Amounts” shall have the meaning provided thereto in the Lease Enhancement Agreement.

“Lease Supplement” shall mean the lease supplement dated as of the Closing Date substantially in the form of Exhibit A to the Lease, between the Lessor and the Lessee, covering the interest of the Lessor in the SUBI C transferred to it on the Closing Date and any other lease supplement to the Lease entered into between the Lessor and the Lessee.

“Lease Term” shall mean, with respect to the SUBI C, the Basic Term applicable to the SUBI C and any Renewal Term applicable to such SUBI C then in effect.

“Lessee” shall mean ICF.

“Lessee Agreements” shall mean the Operative Agreements to which Lessee is or will be a party.

“Lessee-Controlled Contest” means a contest involving only Taxes (i) that may be contested both in the name of the Lessee independently from any Tax that is not subject to indemnification by the Lessee and without (in the good faith judgment of such Tax Indemnitee) any adverse impact on such Tax Indemnitee, (ii) that must be contested in the name of such Tax Indemnitee, but that may be contested both independently from any Tax that is not subject to indemnification by the Lessee and without (in the good faith judgment of such Tax Indemnitee) any adverse impact on such Tax Indemnitee, or (iii) that the Tax Indemnitee elects to permit the Lessee contest.

“Lessee Person” shall mean Lessee, Guarantor or any Affiliate, successor, assign, Sublessee or transferee thereof, or any Person possessing or using the Equipment, or any agent or employee of any of the foregoing.

“Lessor” shall mean the Owner Trust.

“Lessor Control Party” shall have the meaning provided thereto in Section 25.10 to the Lease.

“Lessor’s Liens” means any Lien affecting, on or in respect of the SUBI C or any SUBI C Asset arising as a result of (i) claims against Lessor, the Owner Trustee, the Trust Company or the Owner Participant, not related to the transactions contemplated by the Operative Agreements, or (ii) acts or omissions of Lessor, the Owner Trustee, the Trust Company or the Owner Participant not related to the transactions contemplated by the Operative Agreements or in breach of any covenant or agreement of such Person set forth in any of the Operative Agreements, which are not indemnified against by Lessee pursuant to any Operative Agreement or (iii) taxes imposed against Lessor, the Owner Trustee, the Trust Company or the Owner Participant or the Trust Estate which are not indemnified against by the Lessee pursuant to any Operative Agreement.

“Lien” shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, disposition of title or other charge of any kind on property.

“Limited Use Property” shall have the meaning set forth in Section 5.02(1) of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156.

“Lockbox Account” shall have the meaning provided to the term “Master Lockbox Account” in the ICF Indenture.

“Lockbox Agreement” shall mean the Lockbox Agreement, dated as of March 1, 2002, among the Servicer, the Indenture Trustee, ICF and each Person joined thereto from time to time in accordance with the terms and conditions thereof.

“Lockbox Intercreditor Agreement” shall mean the Intercreditor and Lockbox Administration Agreement, dated as of March 1, 2002, by and among the Servicer, ICF, the Indenture Trustee, Owner Trust and each other Person made a party thereto from time to time in accordance with the terms and conditions thereof.

“Loss Payment Date” shall have the meaning specified in Section 11.2(ii) of the Lease.

“Material Adverse Event” shall have the meaning set forth in Section 22.1(a) of the Lease.

“Material Lease Default” shall mean a Lease Default under Sections 14(a), 14(b) or 14(e) of the Lease.

“Maximum Permitted ICI Loan Amount” shall mean (i) until the closest Payment Date to the four (4) year anniversary of the Closing Date, zero; (ii) thereafter, until the closest Rent Payment Date to the six (6) year anniversary of the Closing Date, an amount equal to forty-nine percent (49%) of all assets owned by ICI as of the related funding date; and, (iii) thereafter, either (x) if the ILFT Note has the benefit of the ILFT Series Enhancement or at least forty-nine percent (49%) of all outstanding Lessor Notes (as such term is defined in the ICF Indenture) have the benefit of any Lessor Note Enhancement (as such term is defined in the ICF Indenture), then the aggregate outstanding principal balance of such Lessor Note(s) as of the related funding date or (y) forty-nine percent (49%) of all assets owned by ICI as of the related funding date.

“MBIA” means MBIA Insurance Corporation, a financial guaranty insurance company organized under the laws of the State of New York.

“MBIA Default” shall mean any of (1) the failure by MBIA to make any payment when due under any MBIA Policy, (2) the bankruptcy, insolvency or rehabilitation of MBIA, (3) any MBIA Policy shall be void or shall cease to be in full force and effect, (4) the failure by MBIA to make any payment when due under any other policy issued in connection with the issuance of debt by ICI or the lease of equipment (or any SUBI) by ICF and (5) MBIA shall cease to be the ILFT Series Enhancer or the Lease Enhancer.

“MBIA Policy” shall mean any of the ILFT Policy or the Lease Policy, as the context may require.

“Modification” shall have the meaning specified in Section 9.2 of the Lease.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall have the meaning specified in Section 3(37) of ERISA.

“Net Economic Return” shall mean the nominal net after-tax book yield and total after-tax cash flow anticipated by the original Owner Participant under the Lease (both through the Second Early Purchase Date and the Basic Term Expiration Date), utilizing the multiple investment sinking fund method of analysis and periodic and after-tax cash flow as were utilized by such Owner Participant in making the computations of Basic Rent, Allocated Rent, Gross Stipulated Loss Value, Stipulated Loss Value and Second Early Purchase Price initially set forth in Schedules 3A, 3B, 4, 5 and 6 to the Participation Agreement as such assumptions may be adjusted for events which have been the basis for adjustments pursuant to Section 2.6 of the Participation Agreement.

“Non-Severable Modification” shall mean any Modification that is not readily removable without impairing the value, utility, expected residual value or remaining useful life of the Equipment or any Unit immediately prior to removal of such modification, other than in a de minimis nature, assuming such Unit was then in the condition required to be maintained by the terms of the Lease.

“Non-U.S. Person” means a Person that is not a “United States person” within the meaning of Section 7701(a) (30) of the Code.

“Noteholders” or “Holders” means those entities registered as the owner of an ILFT Note on the registration books maintained by the ILFT Indenture Trustee.

“Notice of Transfer” shall have the meaning in Section 2.3 of the Participation Agreement.

“Officer’s Certificate” shall mean a certificate signed (i) in the case of a corporation, by the President, Chief Financial Officer, any Vice President, Managing Director, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership, by the Chairman of the Board, the President or any Vice President, the

Treasurer or an Assistant Treasurer of a corporate general partner, (iii) in the case of a limited liability company, any Manager or other individual authorized to execute such document on behalf of the company, and (iv) in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Operative Agreements” shall mean the Participation Agreement, the Trust Agreement, the ILFT Note, the Lease, any Lease Supplement, the Assignment and Assumption Agreement, the ILFT Indenture, the Tax Indemnity Agreement, the Enhancement Agreements, the Transfer Agreements, ICF Indenture, the Servicing Agreement, the Titling Trust Agreement, the SUBI A Certificate, the SUBI C Certificate, the SUBI A Supplement, the SUBI C Supplement, the Servicing Agreement, the Lockbox Agreement, the Lockbox Intercreditor Agreement, Administration Agreement and the Titling Trust Agreement.

“Opinion of Counsel” shall mean a written opinion of counsel, who, unless otherwise specified, may be internally employed counsel, in any case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters, on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

“Original ILFT Indenture” shall have the meaning provided thereto in the recitals to the ILFT Indenture.

“Original Participation Agreement” shall have the meaning set forth in the introductory paragraph to the Participation Agreement.

“Other Transaction Documents” shall mean the ICF Related Documents and the ICI Related Documents.

“Outstanding” shall mean, when used with reference to the ILFT Notes, as of any particular date, ILFT Note theretofore and thereupon being authenticated and delivered except:

(i) any ILFT Note canceled by the Indenture Trustee, or proven to the satisfaction of the Indenture Trustee to have been duly canceled by the Owner Trust at or before said date;

(ii) any ILFT Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited (whether upon or prior to maturity or the redemption date of such ILFT Note) with the ILFT Indenture Trustee; and

(iii) any ILFT Note in lieu of or in substitution for which another ILFT Note shall subsequently have been authenticated and delivered.

Notwithstanding the foregoing, any ILFT Note on which any portion of principal or interest has been paid by the ILFT Series Enhancer pursuant to the ILFT Series Enhancement Agreement shall be Outstanding until the ILFT Series Enhancer has been reimbursed in full therefor in accordance with the ILFT Series Enhancement Agreement.

“Overdue Rate” shall have the meaning provided thereto in the ICF Indenture.

“Owner Participant” shall mean The Fifth Third Leasing Company, an Ohio corporation.

“Owner Participant Agreements” shall mean the Operative Agreements to which the Owner Participant is or will be a party.

“Owner Trust” shall mean Interpool Lease Financing Trust 2002-C, a Delaware statutory trust.

“Owner Trust Agreements” shall mean the Operative Agreements to which the Owner Trust is or will be a party.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware banking company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Participants” shall mean the ILFT Noteholder and the Owner Participant.

“Participation Agreement” shall mean the Amended and Restated Participation Agreement (Interpool Lease Financing Trust 2002-C) dated as of September 30, 2002, as amended and restated as of September 30, 2002, among the Lessee, the Guarantor, the Owner Participant, the Owner Trust, the Trust Company, the ILFT Indenture Trustee, the Administrative Agent, the ILFT Noteholder, the Lease Enhancer and the ILFT Series Enhancer.

“Paying Agent” shall mean JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) and any successor thereto.

“Payment Date” see “Rent Payment Date”.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

“Permitted Contract” shall have the meaning specified in Section 8.3 of the Lease.

“Permitted Lessee” shall have the meaning specified in Section 8.3 of the Lease.

“Permitted Liens” shall mean with respect to any SUBI C, including each Unit allocated thereto: (i) the interests of the Lessee and the Owner Trust under the Lease and the Lease

Supplements; (ii) the interest of any Permitted Lessee as provided in any Permitted Contract; (iii) [reserved]; (iv) any Liens for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as such proceeding could not subject the Owner Trust, the Owner Participant, any Lease Enhancer, the Titling Trust, the ILFT Indenture Trustee, the ILFT Series Enhancer, any holder of an ILFT Note, to any civil or criminal penalty or liability and there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein, or any risk of interference with the payment of Rent; (v) any Liens with respect to any Unit of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Lessee’s (or if a Permitted Contract is then in effect, any Permitted Lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as such proceeding could not subject the Owner Trust, the Owner Participant, any Lease Enhancer, ILFT Series Enhancer, the Titling Trust, the ILFT Indenture Trustee or any holder of an ILFT Note, to any civil or criminal penalty or liability and there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein or interference with the payment of Rent; (vi) the Lien and security interest granted to the ILFT Indenture Trustee under and pursuant to the ILFT Indenture, and the respective rights of the Noteholder, the ILFT Indenture Trustee, ILFT Series Enhancer, the Owner Participant and the Owner Trust under the Operative Agreements; (vii) Liens arising out of any judgment or award against the Lessee (or any Permitted Sublessee) with respect to which an appeal of proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and such proceeding could not subject the Owner Trust, the Owner Participant, any Lease Enhancer, ILFT Series Enhancer, the Titling Trust, or any holder of an ILFT Note, to any civil or criminal penalty or liability and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or interference with the payment of Rent; (viii) salvage rights of insurers with respect to a Unit under insurance policies maintained pursuant to Section 12 of the Lease; and (ix) the Lien and security interest in the rights of Lessee under the Lease granted by Lessee to the ICF Indenture Trustee under and pursuant to the ICF Indenture.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.

“Preference Amount” shall have the meaning of Preference Amount set forth in the ILFT Policy.

“Prepaid Basic Rent” shall mean, as of any date prior to the Basic Term Expiration Date, the excess (if any) of (y) the cumulative amount of Basic Rent payable pursuant to section 3.2(a) of the Lease on all Rent Payment Dates prior to such date, over (z) the cumulative amount of Allocated Rent pursuant to section 3.2(b) of the Lease to the period from (and including) the

Closing Date to (but excluding) such date. The applicable amount of Prepaid Basic Rent as of each Rent Payment Date and the Second Early Purchase Date is set forth on Schedule 4 and 5, to the Participation Agreement, respectively.

“Prime Rate” means the rate of interest publicly announced from time to time by Citibank, N.A. as its “base rate” or “prime rate.”

“Principal Adjustments” shall mean any prepayments of principal made by the Owner Trust under Section 702 of the ILFT Indenture.

“Proceeding” shall mean any suit in equity, action at law, or other judicial or administrative proceeding.

“Prospective Owner” shall have the meaning specified in Section 204(e) of the ILFT Indenture.

“Rated Institutional Noteholder” shall mean an institutional Noteholder whose long term unsecured debt obligations (without regard to any credit enhancement) are then rated “BBB-” or better by S&P and “Baa3” or better by Moody’s.

“Rating Agency” shall mean, in the singular, any one of, and in the plural, all of Moody’s, S&P and such other statistical rating organizations rating any of the then outstanding ICI Notes.

“Realistic Possibility of Success” shall mean the standard upon which an attorney may properly advise the taking of a position on a tax return as set forth in ABA Formal Opinion 85-352.

“Record Date” shall mean with respect to any Payment Date, the date that is five (5) Business Days prior to such date.

“Refunding Date” shall have the meaning specified in Section 10.2(a) of the Participation Agreement.

“Related Contract” shall mean, in respect of any Unit, any lease, license or other use agreement, including, as applicable, related equipment schedules, other schedules, subschedules, summary schedules, supplements and amendments thereto from time to time in effect with respect to such Unit and where the context so requires, including all right, title and interest in, to and under such lease, license or other use agreement and all proceeds thereof but excluding any portion thereof to the extent relating to a contract or equipment which is not part of the SUBI C.

“Related Indemnitee Group” shall have the meaning specified in Section 7.2(b) of the Participation Agreement.

“Renewal Rent” shall mean, with respect to the SUBI C, all rent payable by the Lessee to the Lessor pursuant to Section 22.4 of the Lease for any Renewal Term for the SUBI C.

“Renewal Term” shall mean, with respect to the SUBI C, any term in respect of which the Lessee shall have exercised its option to renew the Lease for the SUBI C pursuant to Section 22.4 of the Lease thereof.

“Rent” shall mean all Basic Rent, Renewal Rent and Supplemental Rent.

“Rent Payment Date” or “Payment Date” shall mean the 20th day of each calendar month occurring during the Lease Term, commencing November 20, 2002 provided that if any such date shall not be a Business Day, then “Rent Payment Date” or “Payment Date” shall mean the next succeeding Business Day.

“Replacement Unit” shall mean a Chassis which at the time of replacement in accordance with Section 11.2(i) and 11.4 of the Lease shall be allocated to the same SUBI Portfolio evidenced by the SUBI Certificate to which the replaced Unit had been allocated.

“Required Modification” shall have the meaning specified in Section 9.1 of the Lease.

“Responsible Officer” shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, Chief Financial Officer, or any Vice President, Assistant Vice President, Managing Director, Treasurer, Assistant Treasurer or other officer of such Person (as the manager of each Person in the case of a limited liability company or corporate general partner in the case of a partnership), who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto.

“Return Unit” shall have the meaning specified in Section 6.1(c) of the Lease.

“Rule 144A” shall mean Rule 144A promulgated under the Securities Act.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc., and its successors.

“Scheduled Principal Payment Amount” shall mean with respect to the ILFT Note on any Payment Date, the excess, if any, of (x) the then unpaid principal balance of such ILFT Note over (y) the Scheduled Targeted Principal Balance for such ILFT Note for such Payment Date.

“Scheduled Targeted Principal Balance” shall mean with respect to the ILFT Note for each Payment Date, the amount determined by multiplying the Total Equipment Cost by the percentage set forth opposite such Payment Date in the column entitled “Balance” in Schedule 6 to the Participation Agreement less any Principal Adjustments.

“Second Early Purchase Date” shall mean the date specified under the heading “Second Early Purchase Date” on Schedule 5 to the Participation Agreement.

“Second Early Purchase Price” shall mean the percentage set forth under the heading “Second Early Purchase Price” on Schedule 5 to the Participation Agreement multiplied by the Total Equipment Cost. Such percentage has been determined by taking into account any Deferred Basic Rent or any Prepaid Basic Rent as of the Second Early Purchase Date and any Basic Rent otherwise payable on such date. Accordingly, on the Second Early Purchase Date (1) the Lessee’s obligation to pay to the Lessor any Deferred Basic Rent or the Lessor’s obligation to pay or credit to the Lessee any Prepaid Basic Rent and (2) Lessee’s obligation to pay Basic Rent scheduled to be paid on such date, shall, in each case, be satisfied by the payment by the Lessee of the Second Early Purchase Price on the Second Early Purchase Date.

“Secured Obligations” shall have the meaning specified in the Granting Clause to the ILFT Indenture.

“Securities Account” shall mean each account established pursuant to the ILFT Indenture, each of which shall constitute a “securities account” as defined under the UCC in effect in the State of New York.

“Securities Act” or “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“Securities Intermediary” shall mean the ILFT Indenture Trustee or any securities intermediary under any securities account control agreement entered into after the Closing Date.

“Security” shall have the same meaning as in Section 2(1) of the Securities Act.

“Security Entitlements” shall have the meaning set forth in Article 8-102(17) of the Uniform Commercial Code in effect in the State of New York.

“Seller” shall mean any of Interpool, TLI or other affiliate of Interpool that is the seller of Equipment and any Related Contracts, as set forth in the pertinent Transfer Agreement.

“Senior Equity Stipulated Loss Amount” for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled “Equity Portion of the Insured Stipulated Loss Amount” in Schedule 7 to the Participation Agreement opposite the Rent Payment Date, as applicable, on which such Senior Equity Stipulated Loss Amount is being determined (as such Schedule 7 may be adjusted from time to time as provided in Section 2.6 of the Participation Agreement).

“Senior Stipulated Loss Amount” for any Unit as of any date of determination shall mean an amount equal to the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled “Insured Stipulated Loss Amount” in Schedule 7 to the Participation Agreement opposite the Rent Payment Date, as applicable, on which such Stipulated Loss Value is being determined (as such Schedule 7 may be adjusted from time to time as provided in Section 2.6 of the Participation Agreement).

“Senior Stipulated Loss Value” shall mean as of any date of determination, the aggregate Insured Stipulated Loss Value for all of the Units as of such date calculated as of the immediately preceding Rent Payment Date (unless such date of determination is a Rent Payment Date, in which case, calculated as of such date).

“Series Account” shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders and the ILFT Series Enhancer under the ILFT Indenture.

“Servicer” shall mean Interpool, Inc., in its capacity as Servicer under the Servicing Agreement or any replacement Person performing the duties of “Servicer” under the Servicing Agreement.

“Servicer Default” shall mean the occurrence of any of the events or conditions set forth in Section 7.01 of the Servicing Agreement.

“Servicer Report” shall mean the report described in Section 5.01 of the Servicing Agreement.

“Servicing Agreement” shall mean that Third Amended and Restated Servicing Agreement dated as of June 1, 2000, as amended and restated as of March 1, 2002 and second amended and restated as of September 1, 2002 and third amended and restated as of September 30, 2002, among Servicer, Subservicer, the ICF Indenture Trustee, the ICI Indenture Trustee, the Lessee and each “Lessor” and “Lessor Indenture Trustee” made a party thereto.

“Servicing Officer” any representative of the Servicer involved in, or responsible for, the administration and servicing of the ILFT Collateral whose name appears on a list of servicing officers furnished to the ILFT Indenture Trustee and the Noteholders, as such list may from time to time be amended.

“Severable Modification” shall mean any Modification that is readily removable without causing material damage to the Equipment or any Unit and without diminishing the value, utility, expected residual value, or useful life of such Unit below the value, utility, expected residual value, or useful life of such Unit immediately prior to such Modification, assuming that such Unit: was then in the condition required to be maintained by the terms of the Lease, other than in a de minimis nature.

“Specified Investments” shall mean (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 the short term debt securities of which are rated at least “A-1” by S&P and “P-1” by Moody’s (including the ILFT Indenture Trustee or Owner Trustee if such conditions are met), and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 the short term debt securities of which are rated at least “A-1” by S&P and “P-1” by Moody’s fully collateralized by obligations of the type described in clauses (i) and (iii) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a “Specified Investment” unless the final maturity or date of return of such investment no later than the next immediately succeeding Payment Date.

“Stipulated Loss Value” for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled “Stipulated Loss Value” in Schedule 4 to the Participation Agreement opposite the Rent Payment Date, as applicable, on which such Stipulated Loss Value is being determined (as such Schedule 4 may be adjusted from time to time as provided in Section 2.6 of the Participation Agreement). Such percentage has been computed as equal to the Gross Stipulated Loss Value adjusted to take into account any Deferred Basic Rent or any Prepaid Basic Rent as of such date and any Basic Rent otherwise payable on such date. Accordingly, on any date that Stipulated Loss Value (or any payment determined by reference thereto) is payable (1) the Lessee’s obligation to pay to the Lessor any Deferred Basic Rent or the Lessor’s obligation to pay or credit to the Lessee any Prepaid Basic Rent and (2) Lessee’s obligation to pay scheduled Basic Rent on such date, shall, in each case, be satisfied by the payment by the Lessee of the Stipulated Loss Value (or amount determined by reference thereto) on such date. During any Renewal Term, “Stipulated Loss Value” shall be determined as provided in Section 22.6 of the Lease.

“Storage Period” shall have the meaning specified in Section 6.1(d) of the Lease.

“SUBI” shall mean a “special unit of beneficial interest” in the Titling Trust that is created in accordance with the Titling Trust Agreement and that establishes a designated series of beneficial interest in the Titling Trust having separate rights and powers with respect to, and beneficial ownership of, the property allocated thereto and the profits associated with such property.

“SUBI A” shall mean the SUBI designated as “SUBI A”.

“SUBI A Assets” shall mean the SUBI Assets allocated to the SUBI A.

“SUBI A Certificate” shall mean the certificate issued by the Titling Trust evidencing all right, title and interest of, in and to the SUBI A.

“SUBI A Equipment” means any or all, as the context may require, of the SUBI A Assets that constitute Equipment.

“SUBI Assets” shall mean, with respect to any SUBI at any time, the exclusive, undivided beneficial ownership interest in all property of the Titling Trust that has been allocated to such SUBI in accordance with the Titling Trust Agreement (together with all rights to use such allocated property, and any profits, income, payments and proceeds thereof or associated therewith).

“SUBI C” shall mean the SUBI designated as “SUBI C”.

“SUBI C Assets” shall mean the SUBI Assets allocated to the SUBI C, including any Equipment and/or Related Contracts allocated thereto.

“SUBI C Certificate” shall mean the certificate issued by the Titling Trust evidencing beneficial ownership and all right, title and interest in, of and to the SUBI C.

“SUBI C Equipment” means any or all, as the context may require, of the SUBI C Assets that constitute Equipment.

“SUBI C Supplement” shall mean a supplement to the Titling Trust Agreement identifying the SUBI C Assets and providing for issuance of the SUBI C Certificates.

“SUBI Certificate” shall mean, with respect to a SUBI, a certificate issued by the Titling Trust and created by the execution of a supplement to the Titling Trust Agreement and evidencing all right, title and interest in, of and to such SUBI.

“SUBI Portfolio” shall mean one or more separate portfolios of SUBI Assets to be accounted for independently within the Titling Trust.

“SUBI Supplement” and the “related SUBI Supplement” shall mean, with respect to any SUBI Certificate, the SUBI Supplement pursuant to which such SUBI Certificate is issued.

“Subservicer” shall mean Trac Lease, Inc., in its capacity as Subservicer under the Servicing Agreement.

“Subsidiary” of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

“Supplemental Rent” shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee is obligated to pay under the Operative Agreements to or on behalf of any of the other parties thereto, including, but not limited to, Stipulated Loss Value payments and Gross Stipulated Loss Value payments.

“Tax Indemnitee” means each of the Owner Participant, Owner Trustee in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Noteholder, the ILFT Indenture Trustee in its individual capacity and as trustee under the ILFT Indenture, the ICI Indenture Trustee in its individual capacity and as trustee under the ICI Indenture, and each of their respective Affiliates, corporate successors and permitted assigns.

“Tax Indemnity Agreement” shall mean the Tax Indemnity Agreement dated as of September 30, 2002 (Interpool Lease Financing Trust 2002-C) between the Lessee and the Owner Participant.

“Taxes” means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposes, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines additions to tax and interest thereon (each, individually, a “Tax”).

“Tax Savings” shall mean a net Tax benefit, savings, deduction or credit, including foreign Tax credits, and any reduction in Taxes resulting from a payment of any Tax or expense by or on behalf of Lessee pursuant to the terms of the Operative Documents.

“Terminated Units” shall have the meaning specified in Section 10.1 of the Lease.

“Termination and Transfer Agreement” shall mean the Termination and Transfer Agreement, dated as of June 1, 2000, by and between TLI and the Servicer.

“Termination Date” shall have the meaning specified in Section 10.1 of the Lease.

“Titling Trust” shall mean Interpool Titling Trust, a Delaware business trust, existing pursuant to the Titling Trust Agreement.

“Titling Trust Agreement” shall mean that Amended and Restated Trust Agreement, dated as of June 1, 2000 and amended and restated on March 1, 2002 among Interpool, Inc., as Seller, Interpool Chassis Funding, LLC, as Initial Beneficiary, Wachovia Trust Company, National Association, as UTI Trustee and Delaware Trustee.

“Titling Trustee” shall mean Wachovia Trust Company, National Association and any successor thereto in accordance with the terms and conditions of the Titling Trust Agreement.

“TLI” means Trac Lease, Inc., a Delaware corporation.

“Total Equipment Cost” shall mean as of the Closing Date the sum of the Equipment Costs for each Unit (which as of the Closing Date is $76,600,000) and as of any date of the determination thereafter, the sum of the Equipment Cost of each unit subject to the Lease.

“Transaction Costs” shall have the meaning specified in Section 2.5(a) of the Participation Agreement.

“Transaction Costs Estimate” shall mean $1,915,000.

“Transfer Agreements” means collectively (i) that Second Amended and Restated Transfer Agreement, dated as of June 1, 2000 and amended and restated on March 1, 2002 and second amended and restated as of September 1, 2002, between TLI and the Titling Trust; (ii) that Third Amended and Restated Transfer Agreement dated as of June 1, 2000 and amended and restated on March 1, 2002, second amended and restated as of September 1, 2002, and third amended and restated as of September 30, 2002 between Interpool, Inc., as seller and Interpool Titling Trust and (iii) any other transfer agreement entered into by the Titling Trust with respect to any SUBI C Assets.

“Transfer Taxes” shall mean sales, use, stamp or transfer taxes or taxes of a similar nature.

“Transferee” shall have the meaning specified in Section 6.1(a) of the Participation Agreement.

“Transition Period” shall have the meaning specified in Section 6.10 of the Participation Agreement.

“Treasury Regulations” shall mean the income tax regulations promulgated under the Code.

“Trust Agreement” shall mean that certain Trust Agreement (Interpool Lease Financing Trust 2002-C), dated as of September 30, 2002, between the Owner Participant and the Trust Company.

“Trust Company” shall mean Wilmington Trust Company, a Delaware banking company, in its individual capacity and its successors and permitted assigns.

“Trust Company Agreements” shall mean the Operative Agreements to which the Trust Company is or will be a party.

“Trust Estate” shall have the meaning set forth in Section 2.2 of the Trust Agreement.

“Trustee” shall mean each of the Owner Trustee and the ILFT Indenture Trustee and “Trustees” shall mean the Owner Trustee and the ILFT Indenture Trustee, collectively.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect on the date of determination in the applicable jurisdiction.

“Unit” shall have the meaning set forth in the definition of Equipment.

“Unrecoverable Unit” shall mean any Unit that is subject to a Defaulted Contract, and that the Servicer, Subservicer, Guarantor or the Lessee has diligently been seeking to repossess in accordance with the provisions of such Defaulted Contract for a period in excess of 90 days after the respective Related Contract became a Defaulted Contract and has reasonably determined that it is unable to recover possession of such Unit (whether by application of a stay in bankruptcy or otherwise).

“U.S. Withholding Taxes” shall have the meaning set forth in Section 7.1(b)(i) of the Participation Agreement.

“User” shall mean any obligor under any Permitted Contract, whose recourse obligations thereunder constitute the principal source of payments under such Permitted Contract.

“User Rights” shall mean so long as no default shall have occurred and then be continuing under any Permitted Contract, a User’s right to quiet and peaceful possession of the related Equipment and unrestricted use thereof for its intended purpose.

“UTI” shall mean the beneficial interest in the property of the Titling Trust that has not been allocated to a SUBI including the profits associated with such property.

“UTI Certificate” shall mean the certificate issued by the Titling Trust evidencing the UTI.

“UTI Supplement” shall have the meaning set forth in Section 4.1(b) of the Titling Trust Agreement.

“Wilmington” shall mean Wilmington Trust Company, a Delaware banking company, and its successors and assigns.